Exhibit 99.1

LEASE AGREEMENT

BETWEEN

LANDLORD:	CENTER WEST,
a California limited partnership

TENANT:	RENTECH, INC.,
a Colorado corporation

12.	Liability, Indemnification and Insurance		15
	12.1	Liability and Indemnification	15
	12.2	Landlord’s Insurance	16
	12.3	Tenant’s Insurance	16
	12.4	Insurance Requirements and Prohibitions	17
	12.5	Assumption of Risk	18

13.	Mutual Waiver of Subrogation		19

14.	Damage or Destruction		19
	14.1	Generally	19
	14.2	Partial Damage	19
	14.3	Total Damage or Destruction	20
	14.4	Repair of Damage	20
	14.5	Damage Not Covered By Landlord Insurance	20
	14.6	Damage Near End of Term	20

15.	Eminent Domain		20
	15.1	Permanent Taking	20
	15.2	Temporary Taking	21

16.	Entry by Landlord		21

17.	Assignment and Subletting		21
	17.1	Generally	21
	17.2	Notice of Intent to Assign	22
	17.3	Permitted Transfers	24
	17.4	Termination by Landlord	24
	17.5	Definition of Profits	25

18.	Bankruptcy		25

19.	Defaults and Remedies		25
	19.1	Events of Tenant Default	25
	19.2	Damages	26
	19.3	Right of Re-Entry	27
	19.4	Right to Resecure Premises	27
	19.5	Cumulative Rights; No Waiver	27
	19.6	Waiver of Redemption Rights	27
	19.7	Fees and Expenses	27
	19.8	Landlord’s Default	28

20.	Subordination		28
	20.1	Generally	28
	20.2	Attornment	28

21.	Estoppel Certificate		29
	21.1	Generally	29
	21.2	Presumption of No Default	29

22.	Performance by Tenant		29

23.	Surrender		30
	23.1	Surrender of Premises	30
	23.2	Holdover	30

24.	Performance by Landlord		30

25.	Failure to Give Possession		31

26.	Broker(s)		31

27.	Notices		31

28.	Building Planning		31

29.	Binding Effect; Applicable Law		32

30.	Rules and Regulations		32

31.	Change in Ownership		32

32.	Joint and Several		32

33.	Examination of Lease		33

34.	Waiver		33

35.	Accord and Satisfaction		33

36.	Terms and Headings		33

37.	Time		33

38.	Prior Agreement; Amendments		33

39.	Severability and Independence		34

40.	Recording		34

41.	Limitation on Liability		34

42.	Signs		34

43.	Modification for Mortgagee		34

44.	Financial Statements		34

45.	Authority		34

46.	Storage Space		35

47.	Professional Fees		35
	47.1	Generally	35
	47.2	Landlord as a Defendant	35

48.	Common Areas		35

49.	Termination by Landlord		36

50.	No Partnership or Joint Venture		36

51.	Parking and Transportation Management		36

52.	Providers of Special Building Services		37
	52.1	Generally	37
	52.2	Representation	37

53.	Trial by Jury		37

54.	Statute of Limitations		37

55.	Nonmerger		38

56.	Construction		38

57.	Exhibits and Riders		38

EXHIBIT “A-1”- Floor Plan of the Suite 710 Premises			A-1

EXHIBIT “A-2”- Floor Plan of the Suite 708 Premises			A-2

EXHIBIT “B” - Rules and Regulations			B-1

EXHIBIT “C” - Parking Rules and Regulations			C-1

EXHIBIT “D” - Form of Commencement Date Certificate			D-1

EXHIBIT “E” - Intentionally Omitted			E-1

EXHIBIT “F” - Form of Letter of Credit			F-1

EXHIBIT “G” - Landlord’s Work			G-1

EXHIBIT “H” - Intentionally Omitted			H-1

EXHIBIT “I” - Form of Estoppel Certificate			I-1

v

CENTER WEST

BASIC LEASE INFORMATION AND DEFINITIONS

THIS LEASE is made as of the 30th day of March, 2006, (“Lease”) by and between Landlord and Tenant.

Landlord:	CENTER WEST, a California limited partnership (“Landlord”)

Landlord’s Address:	10877 Wilshire Boulevard
Los Angeles, California 90024
Attention: K. Hekmat

Tenant:	RENTECH, INC., a Colorado corporation (“Tenant”)

Tenant’s Address:	Before the Commencement Date:	After the Commencement Date:
	1331 17th Street, Suite 720	10877 Wilshire Boulevard, Suite 710
	Denver, Colorado 80202	Los Angeles, California 90024

Guarantor:	None.

Premises:

The demised portion of the spaces as shown on Exhibit “A-1” (“Suite 710 Premises”) and Exhibit “A-2” (“Suite 708 Premises”) attached hereto, located on the seventh (7th) floor of the Building, as further defined and described in Article 1 hereof (collectively, “Premises”).

Building:

That certain building and all other improvements, including without limitation, parking garages and facilities, commonly known as “CENTER WEST” and located on that certain land (“Land”) located at the intersection of Wilshire Boulevard and Glendon Avenue, 10877 Wilshire Boulevard, in the City of Los Angeles, State of California 90024. All such improvements and the Land are collectively referred to herein as the “Building”.

Lease Term:

Subject to provisions of Article 2 of this Lease, the “Lease Term” or “Term” means a period of time commencing upon substantial completion of the “Landlord’s Work” (defined in Article 61) to be done in the Premises (“Commencement Date”) and expiring forty-nine (49) months thereafter (“Expiration Date”).

Use of Premises:

General office use in connection with financial and petrochemical investments and services, which is consistent with the characteristics of a first class high-rise office building, and otherwise in accordance with Article 6 (“Use”).

Annual Basic Rent:	$323,145.00 (“Annual Basic Rent”), as further described in Article 3.

Monthly Basic Rent:	$26,928.75 (“Monthly Basic Rent”), as further described in Article 3.

Security Deposit:	$29,856.39 (“Security Deposit”), as further described in Article 7.

Annual Non-Tax Operating Expenses Allowance:	2006 Base Year “Annual Non-Tax Operating Expenses Allowance”, as further described in Article 4.

Annual Real Property Taxes Allowance:	2006 Base Year “Annual Real Property Taxes Allowance”, as further described in Article 4.

Rentable Area of Premises:	7,181 square feet; comprised of 5,442 square feet with respect to the Suite 710 Premises, and 1,739 square feet with respect to the Suite 708 Premises.

Rentable Area of Office Portion of the Building:	321,334 square feet.

Tenant’s Percentage Share:	2.235% (“Tenant’s Percentage Share”).

Number of Vehicle Parking Privileges:	Eleven (11) unreserved and three (3) reserved (see Article 51).

Broker(s):	Jones Lang LaSalle, as Tenant’s representative. Jones Lang LaSalle, as Landlord’s representative.

Rider:	Articles 58 through 66.

Exhibits:	EXHIBIT “A-1” - Floor Plan of the Suite 710 Premises

EXHIBIT “A-2” - Floor Plan of the Suite 708 Premises

EXHIBIT “B” - Rules and Regulations

EXHIBIT “C” - Parking Rules and Regulations

EXHIBIT “D” - Form of Commencement Date Certificate

EXHIBIT “E” - Intentionally Omitted

EXHIBIT “F” - Form of Letter of Credit

EXHIBIT “G” - Landlord’s Work

EXHIBIT “H” - Intentionally Omitted

EXHIBIT “I” - Form of Estoppel Certificate

1.     Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises located in the Building and depicted on the floor plans (not to scale) attached hereto as Exhibits “A-1” and “A-2.” The parties have stipulated to the Rentable Area of the Premises and the Building set forth in the Basic Lease Information and Definitions (“Rentable Area”), and, unless Landlord expands or reduces the Rentable Area of the Building or the Premises, such stipulated areas shall not be modified during the Term. The parties hereto expressly agree that the leasing of the Premises is upon and subject to the terms, covenants and conditions herein set forth. Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions throughout the term hereof each of which shall be a condition to this Lease. The parties agree that Tenant’s rights under this Lease are use and occupancy only strictly under the terms of this Lease, and Landlord expressly reserves all right, title and interest in the economic value of the leasehold estate.

2.     Term.  The Lease Term shall be for the period specified in the Basic Lease Information and Definitions, commencing on the Commencement Date and expiring (unless sooner terminated as hereinafter provided) on the Expiration Date (“Lease Term” or “Term”). Tenant shall, within one (1) business day of Landlord’s request to do so, execute and deliver to Landlord a certificate substantially in the form of Exhibit “D” attached hereto bearing on the subjects described therein. The Commencement Date noted on such certificate, when such certificate has been executed by Tenant shall supersede all other definitions of Commencement Date in this Lease.

3.     Rent.

3.1.          Annual Basic Rent. Tenant agrees to pay Landlord throughout the Lease Term the Annual Basic Rent set forth in the Basic Lease Information and Definitions, as the same may be increased pursuant to this Lease. Tenant’s obligation to pay rent shall begin on the Commencement Date and shall continue until all rent due for the Lease Term has been paid. The Annual Basic Rent shall be payable in twelve (12) equal monthly installments (“Monthly Basic Rent”) without prior demand therefor, in advance on or before the first day of each calendar month at the address for Landlord designated in the Basic Lease Information and Definitions or to such other address as Landlord may from time to time designate in writing. If the Lease Term commences or ends on a day other than the first day of a calendar month, the Monthly Basic Rent for such month shall be one thirtieth (1/30) of the then applicable Monthly Basic Rent multiplied by the number of days this Lease is in effect during such month. The parties hereto agree and understand that all charges (other than Monthly Basic Rent) to be paid by Tenant hereunder, including, without limitation, Excess Expenses (as defined in Article 4), parking fees and charges (including parking occupancy tax or similar tax) payable pursuant to Article 51, late charges, interest and any other charges, reimbursements or payments to Landlord contemplated hereunder shall be considered additional rent (“Additional Rent”) for purposes of this Lease; the term “Rent” shall include the Monthly Basic Rent, plus any Additional Rent which Tenant shall become obligated to pay hereunder. All Rent shall be paid to Landlord in lawful and immediate United States Dollars in the form of check, drawn on a bank located in the State of California, or Monthly Basic Rent may be paid via automated debiting system (as provided below) as directed by Landlord, without any offset, abatement, deduction, notice or demand whatsoever, except as otherwise expressly set forth in this Lease. As a material part of the consideration for this Lease, Tenant agrees to pay Landlord one full month of Monthly Basic Rent upon its execution hereof, which shall be applied against the initial Rent due under this Lease. All obligations of Tenant to pay Rent under this Lease for or attributable to the Lease Term shall survive the expiration or earlier termination of this Lease.

3.2           Increases in Annual Basic Rent. Commencing with the first anniversary of the Commencement Date and thereafter on each subsequent anniversary thereof, the Annual Basic Rent shall be increased by three and one-half percent (3.5%) per annum, on a cumulative and compounded basis. If Tenant remains in possession of the Premises for any period of a partial year after the last anniversary of the Commencement Date, the increase in the Annual Basic Rent shall apply to such partial year. If Tenant exercises any option to extend the Term, and unless the instrument containing such option to extend the Term contains inconsistent provisions for annual increases of the rent for the option term (which provisions for increases in rent shall control over inconsistent provisions of this Article), then the Annual Basic Rent for the option term shall be increased on the first day of the option term and each anniversary thereof in accordance with this Article 3.2 substituting the first day of such option term as a “Commencement Date”.

3.3           Payment of Monthly Basic Rent via Automatic Transfer.  Tenant may, at its election, pay Monthly Basic Rent due under this Lease through an automated debiting system (“Debit System”), whereby all Monthly Basic Rent payments by Tenant contemplated to be paid under this Lease from time to time, shall be debited monthly from Tenant’s account in a bank or financial institution designated by Tenant and credited to Landlord’s bank account as Landlord shall designate from time to time and that Rent shall not be deemed paid until Landlord’s account is fully credited by the amount of Rent due. Tenant shall execute and promptly deliver to Landlord and appropriate third parties any documents, instruments, authorizations, and certificates required by Landlord in connection with the establishment of Debit System. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Tenant’s bank account or any charges imposed on Landlord. In the event that Tenant elects to designate a different bank or financial institution from which any Rent under this Lease is automatically debited, notification of such change and the required documents, instruments, authorizations, and certificates must be received by Landlord no later than thirty (30) days prior to the date such change becomes effective. Tenant agrees that Tenant shall remain responsible for the timely payment of Rent pursuant to this Lease, notwithstanding any errors made by Tenant’s bank or financial institution.

4.     Operating Expenses.

4.1           Defined.  For purposes of this Lease “Operating Expenses” shall mean, collectively, all Non- Tax Operating Expenses and all Real Property Taxes (as defined in Article 5.1) exclusive of the Non-Tax Operating Expenses relating directly to services performed entirely within or for the sole benefit of the rentable area of the ground floor of the Building which has pedestrian access from the street (the “Retail Portion”) and the Real Property Taxes attributable to such Retail portion, as reasonably determined by Landlord. Non-Tax Operating Expenses shall consist of all costs and expenses of operation, management, maintenance, replacement and repair of the Building including the Common Areas, calculated assuming that the Building is fully occupied and that no tenant has undertaken to perform work or service in lieu of the performance thereof by Landlord. Landlord shall, however, have the right to allocate portions of the Operating Expenses among different tenants of the Building in a commercially reasonably and nondiscriminatory manner. “Non-Tax Operating Expenses” may include the following by way of illustration, but not by limitation: all costs, charges, and expenses incurred by Landlord in connection with any water and sewer charges, janitorial services, interior and exterior window washing, security services, concierge services, parking services, utility and utility surcharges, change of any company providing electricity service (including, without limitation, maintenance, repair, installation, and service costs associated therewith); the cost and expense of insurance for which Landlord is responsible hereunder or for which Landlord or any first mortgagee with a lien affecting the Premises and/or Building reasonably deems necessary; any insurance deductibles and co-insurance payments and any other costs, damages and losses (including without limitation loss of rental income not covered by proceeds of Landlord’s insurance); licenses, permits and other governmental approvals; utilities, sanitary and storm drainage costs, fees and levies; costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises and/or Building, the parking facilities serving the Building; legal, accounting and/or other consultants; the cost (amortized over such reasonable period as Landlord shall determine, together with interest at the maximum rate allowed by law on the unamortized balance) of: (a) any capital improvements made to the Building and/or Common Areas by Landlord after the execution of this Lease intended to reduce Non-Tax Operating Expenses, or are required under any governmental law or regulation, or intended to provide increased security and safety for the tenants; and (b) replacement of any equipment needed to operate the Building and/or Common Areas at the same quality levels as those applicable prior to such replacement; costs and expenses incurred in the management of the Building, including, but not limited to, supplies, wages, salaries, fringe benefits of employees (irrespective of whether they are employed by Landlord or by an independent contractor with whom Landlord has contracted for such services) used in the management, operation and maintenance of the Building and Common Areas, and payroll taxes and similar governmental charges with respect thereto and employee related insurance; Building management office rental; management fees; waste disposal; heating, ventilating and air conditioning; elevator maintenance; replacement of Common Area floor coverings, wall finishes and glass; supplies; materials; equipment; tools; costs incurred in connection with the repair and maintenance of the exterior surfaces (including glass) of the Building, and the structural portions of the Building, as well as the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord; maintenance costs and upkeep of the Common Areas and parking areas and rental charges for personal property used in connection with such maintenance or the management and operation of the Building or any portion thereof; costs and expenses of gardening and landscaping; maintenance of signs other than sign identifying Tenant; personal property taxes levied on or attributable to personal property used in connection with the operation and maintenance of the Building and Common Areas; reasonable audit, verification and other professional fees; costs and expenses of repairs, resurfacing, painting, lighting and cleaning; appropriate reserves (including sinking fund reserves where Landlord deems appropriate) and such other items as are now or may hereafter be customarily included in the costs of managing, operating, maintaining, “overhauling” (i.e., disassembly for complete maintenance and minor part replacement, and reassembly) and repairing high rise office buildings commonly known as Sun America building at 1999 Avenue of the Stars and MGM Tower at 10250 Constellation Place (“Comparable Buildings”).

4.2           Payment of Increase of Operating Expenses.  As soon as reasonably possible after the Base Year, as defined in Article 4.2.1, Landlord shall deliver to Tenant separate estimates of the Office Portion of the Non-Tax Operating Expenses and the Office Portion of the Real Property Taxes for the calendar year following the Base Year. Tenant shall pay to Landlord, within ten (10) business days of the delivery of such estimates (a) the amount by which Tenant’s Percentage Share, as specified in the Basic Lease Information and Definitions, the Office Portion of the Non-Tax Operating Expenses as shown on the estimate has increased above the Office Portion of the Annual Non-Tax Operating Expenses Allowance, as specified in the Basic Lease Information and Definitions, and separately, (b) the amount by which Tenant’s Percentage Share of the Office Portion of the Real Property Taxes as shown on the estimate has increased above the Annual Real Property Taxes Allowance, as specified in the Basic Lease Information and Definitions, for the portion of the first calendar year of the Lease Term that has then expired. Tenant’s Percentage Share of each such increase shall hereinafter be referred to as the “Excess Expenses”. Beginning with the first calendar year following the Base Year Tenant shall pay, in equal monthly installments in advance, that amount necessary to fully amortize the balance of such Excess Expenses, such payments to be made concurrently with Tenant’s payment of Monthly Basic Rent. Thereafter, Tenant shall continue to pay the same monthly payments as the preceding year until Landlord delivers to Tenant a statement (“Estimated Statement”) wherein Landlord shall estimate the Excess Expenses for such calendar year. Landlord shall endeavor to deliver the Estimated Statement to Tenant on or before the first day of April of each calendar year during the Lease Term. Upon receipt of each Estimated Statement, Tenant shall immediately pay the amount of the Excess Expenses, pro-rated on a monthly basis, for such month of receipt and for all prior months covered by such Estimated Statement in excess of the amount previously paid (e.g., for January through March). Thereafter, Tenant shall pay the Excess Expenses in equal monthly installments in advance (concurrently with its payment of Monthly Basic Rent) until Landlord delivers to Tenant the Estimated Statement applicable for the succeeding calendar year. Notwithstanding the foregoing, if Landlord determines that the amount of Excess Expenses for any period covered by the then applicable Estimated Statement (“Statement Period”) shall be greater than the amount of estimated Excess Expenses, Landlord may immediately deliver a revised Estimated Statement and Tenant shall pay to Landlord, within ten (10) business days of the delivery of such revised Estimated Statement, the difference between such revised Estimated Statement and the original Estimated Statement for the portion of the Statement Period which is then elapsed. Thereafter, Tenant shall pay during the remainder of such Statement Period the Excess Expenses in accordance with such revised Estimated Statement. On or before the first day of April of each calendar year during the Lease Term, or as soon thereafter as possible, Landlord shall deliver to Tenant a statement (“Actual Statement”), wherein Landlord shall state the actual Non-Tax Operating Expenses and Real Property Taxes for the preceding Statement Period. If the Actual Statement reveals that Tenant’s Excess Expenses were actually greater than that amount that was estimated by Landlord in the most recent Estimated Statement, then upon receipt of such Actual Statement, Tenant shall pay to Landlord the amount (“Underpayment”) equal to the difference between the actual Excess Expenses and the Excess Expenses as estimated by Landlord. If, in any calendar year, the Actual Statement reveals that the actual Excess Expenses were less than the Excess Expenses estimated by Landlord, then any overpayment (“Overpayment”) made by Tenant shall be credited toward the Rent next falling due, or if this Lease has been terminated, such Overpayment shall be credited against any amount which Tenant owes to Landlord pursuant to this Lease and, to the extent all amounts owing by Tenant to Landlord pursuant to this Lease have been paid, Landlord shall promptly pay the remaining Overpayment to Tenant. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Article 4.2 shall not constitute a waiver of Landlord’s right to require an increase in Rent nor shall it relieve Tenant of its obligations pursuant to this Article 4.2. Notwithstanding anything contained herein to the contrary, if the Lease Term has expired and Tenant has vacated the Premises as of the date Landlord makes the final determination of the actual Excess Expenses for the year in which this Lease terminated, Tenant shall immediately pay any Underpayment to Landlord. Conversely, any Overpayment shall be immediately rebated by Landlord to Tenant. The parties hereto agree and understand that the provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.

4.2.1  Notwithstanding any provision of this Lease to the contrary, the parties agree that (i) the Non-Tax Operating Expenses Allowance shall be equal to the actual (subject to the “Gross Up” adjustments provided in Article 4.3) Non-Tax Operating Expenses for the calendar year 2006 (the “Base Year”), and (ii) the Annual Real Property Taxes Allowance shall be equal to actual (subject to adjustments provided herein) Real Property Taxes for the Base Year of calendar year 2006. Notwithstanding anything to the contrary set forth in this Lease, Operating Expenses for the Base Year shall not include any increase in Taxes attributable (i) to special assessments, charges, costs, or fees, or (ii) to changes in governmental laws or regulations or any new method of enforcing any current governmental laws or regulations. Further, Operating Expenses for the Base Year shall not include any costs or expenses or increases in Operating Expenses that are unusual or uncustomary (and therefor not expected to be periodic and recurring), including, without limitation, expenses required on account of earthquakes, increases in labor or material costs resulting from employee strikes or boycotts during the period of such strikes or boycotts, utility rate increases during a period of extraordinary or non-recurring circumstances, such as shortages, and amortized costs relating to capital improvements, made prior to the expiration of the Base Year that Landlord does not include in Tenant’s Operating Expenses throughout the remainder of Tenant’s Lease Term subsequent to the Base Year.

4.3           Adjustment of Non-Tax Operating Expenses.  Notwithstanding anything contained herein to the contrary, if, at any time during the Lease Term, Landlord determines that the Building is less than one hundred percent (100%) occupied, the Office Portion of the Non-Tax Operating Expenses for such year shall be calculated based upon an occupancy level in the Building of one hundred percent (100%) (“Gross Up”). Furthermore, in any Estimated Statement or Actual Statement covering less than a full calendar year there shall be added to the Office Portion of the Non-Tax Operating Expenses for the period covered by such statement those additional Office Portion of the Non-Tax Operating Expenses which Landlord determines it would have so incurred if the Building were 100% occupied during the full calendar year.

4.4           Verification of Operating Expenses.

4.4.1  In the event the amount of the office portion of the Operating Expenses as set forth in the Actual Statement is more than five percent (5%) greater than the amount of the Office Portion of the Operating Expenses in the previous calendar year’s Actual Statement, then; Tenant shall have the right to cause Landlord’s books and records with respect to the line item(s) in the last Actual Statement which increased by more than five percent (5%) of the corresponding line item in the previous calendar year, to be verified by a certified public accountant, which accountant is a member of a nationally recognized accounting firm, designated by Tenant and approved by Landlord (the “Verification”).

4.4.2  The accounting firm shall not be compensated on a contingent fee or commission basis, but must only be compensated on a flat fee or hourly basis.

4.4.3  A Verification may be conducted upon at least fourteen (14) days notice to Landlord and must be completed within sixty (60) days of receipt by Tenant of the Actual Statement.

4.4.4  A Verification must be conducted only during regular business hours and only at the office where Landlord maintains the books and records with respect to Operating Expenses.

4.4.5  No Verification may be conducted by Tenant if any other tenant of the Building has notified Landlord of its intention to perform a Verification. If Tenant requests such a Verification and another tenant of the Building has previously notified Landlord of its intention to verify Operating Expenses, then Landlord agrees to furnish to Tenant a copy of the results of such other Verification.

4.4.6  No Verification shall be conducted if Tenant is in default under any provision of this Lease, including but not limited to timely payment of any amount due pursuant to the Actual Statement, or if Tenant has assigned or subleased all or any portion of the Premises.

4.4.7  Tenant shall deliver to Landlord a copy of the results of such Verification within fifteen (15) days of its receipt by Tenant.

4.4.8  In the event Tenant does not request or has not completed its Verification within the time periods set forth in this Article 4.4, the Actual Statement shall be binding on both Tenant and Landlord.

4.4.9  Tenant shall bear the cost of any Verification including but not limited to all copying costs of the Landlord.

4.4.10  If a Verification indicates an over-billing, Tenant may submit a claim for the overpayment amount to Landlord, detailing the nature of the over-billing, and Landlord shall have sixty (60) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord’s contest of Tenant’s claims. If Landlord contests the claim, either Landlord or Tenant may submit the claim to arbitration in accordance with the dispute resolution procedures set forth by the American Arbitration Association (or similar successor entity) for such matters. If the arbitration discloses that the Actual Statement is more than five percent (5%) overstated, Landlord shall, within thirty (30) days of the date of such decision by the arbitrator, pay to Tenant the amount of any overpayment. If the arbitrator determines that the Actual Statement is understated, Tenant shall, within thirty (30) days of the date of the arbitrator’s decision, pay to Landlord the amount of the under-billing so determined.

4.4.11  Except as provided in this Article 4.4, Tenant shall keep all information gained in connection with any Verification confidential. Tenant shall not disclose any information gained in connection with such Verification to third parties except to those who must receive the information in order to carry out the purpose of this Article 4.4, and agree in writing to keep the information confidential. Failure to observe the provisions of this Article 4.4.11 shall be deemed a material default under this Lease.

5.     Taxes.

5.1           Real Property Taxes. For purposes of this Lease “Real Property Taxes” shall mean and include without limitation, each and every tax, assessment or other imposition of every kind or nature, whether special, ordinary or extraordinary, license fee, license tax, business license fee, gross receipt tax or similar tax (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both), rental tax, levy, charge, penalty or similar imposition, imposed by any authority having the direct power to tax, including the City or County of Los Angeles, State of California or the United States government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof where such tax, fee, levy, assessment or charge is imposed against any legal or equitable interest of Landlord, ground lessor of the Land (where such taxes or assessments are passed on to Landlord by virtue of any ground lease), and/or of lender or Mortgagee in the Premises, Common Areas, the Land and/or the Building, including, but not limited to, the following:

5.1.1  any tax on Landlord’s “right” (a) to collect Rent, (b) to collect other income from the Premises and/or Building, and/or (c) to conduct its business of leasing the Premises and/or Building;

5.1.2  any assessment, tax, fee, levy or charge in substitution (partially or totally) of any assessment, tax on real property, fee, levy, charge or similar imposition previously included within the definition of Real Property Taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Property Taxes for purposes of this Lease;

5.1.3  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises and/or Building or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City of Los Angeles, State of California or the United States government, or any political subdivision thereof, relating to the possession, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises and/or Building (or any portion thereof);

5.1.4  any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, that creates or transfers an interest or an estate in the Premises; and

5.1.5  any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund, or system (including but not limited to the “Metro Rail” and “Business Improvement District”) instituted within the geographic area of which the Building is a part; and if, because of any change in the method of taxation of real property, any taxable assessment is imposed upon Landlord (or upon the owner of the real property upon which the Building is situated) in substitution for or in lieu of any tax or assessment which would otherwise be apart of Real Property Taxes, such other taxable assessment shall be included in Landlord’s calculation of Real Property Taxes. In addition to the payment of Real Property Taxes, Tenant shall also pay for all legal and other professional and consultant fees, costs and disbursements incurred in connection with proceedings to contest , determine or reduce Real Property Taxes. Notwithstanding any provision of this Article 5.1 expressed or implied to the contrary, Real Property Taxes shall be calculated as if the tenant improvements in the Building were completed and the Building and all such tenant improvements were fully assessed, and shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

5.2           Taxes on Tenant’s Property.

5.2.1  Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, Tenant shall upon demand pay to Landlord, as Additional Rent, the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. Additionally, Tenant shall promptly pay any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund, or system (including but not limited to the “Metro Rail” and “Business Improvement District”) instituted against Tenant.

5.2.2  If Tenant’s improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property as to become a part thereof or whether or not title to such improvements shall be vested in Tenant or Landlord (“Tenant Improvements”), are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to a standard build-out of tenant improvements, as determined by Landlord (the “Building T.I. Standard”), in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord or the property by reason of such excess assessed valuation shall be governed by the provisions of Article 5.2.1. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than the Building T.I. Standard, such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

6.     Use and Occupancy.

6.1           Generally.  Tenant or its assignees and sublessees shall use the Premises exclusively for the Use set forth in the Basic Lease Information and Definitions and of a kind appropriate in a building of the type and quality as that of the Building, except for those uses which violate an exclusive use provision granted in any then-existing lease for space in the Building or in any letter of intent concerning the future lease of space in the Building, and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall not do or permit anything to be done in or about the Premises or any part thereof which violates or will violate the Rules and Regulations of the Building, a copy of which is attached hereto as Exhibit “B”. In addition, Tenant shall not use or permit the Premises or any part thereof to be used in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations, nor any such laws, by or with respect to the acts or omissions of any other tenants or occupants of the Building. Tenant shall not do or permit anything to be done in or about the Premises which will affect any building system, such as life safety, electrical, heating, ventilation and air conditioning, sprinklers or plumbing (collectively “Building Systems”). Tenant is strictly prohibited from bringing into the Building, or storing or using on the Premises any hazardous material as defined in current and future Federal and State laws, ordinances or regulations governing the use, storage, disposal or removal of hazardous substances. The sole exception to this prohibition shall be the limited quantities of photocopy, secretarial and janitorial supplies which are incidental to the operation of Tenant and only if such products are used in compliance with all applicable laws and in a manner in which such products are designed to be used. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of hazardous materials or substances as defined pursuant to any applicable federal, state or local governmental or quasi-governmental law, code, ordinance, rule, or regulation. In addition, Tenant shall not use or permit the Premises to be used for any improper, immoral or objectionable purpose (determination of which by Landlord shall be on a good faith, non-discriminatory basis). Tenant shall comply with all the recorded or future covenants, conditions and restrictions affecting the Building or the Land, or current or future financing documents encumbering the Building or the Land, or the certificate of occupancy issued for the Building and the Premises. In addition, Landlord may comply, and Tenant shall also comply as required by Landlord, with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Tenant further agrees to bear the cost of compliance with any Applicable Laws (as defined in Article 10.2) affecting the Premises. Tenant shall not do or permit to be done anything which will invalidate, cause to be canceled or threatened to be canceled, increase the cost, or reduce the coverage or threaten to reduce the coverage, of any fire, extended coverage or any other insurance policy covering the Building (and/or real property on which the Building is situated). Tenant shall not keep, use, sell, or maintain any article in or upon the Premises which may be prohibited by any insurance policy in force covering the Premises or the Building. If Tenant’s use or occupancy of the Premises, irrespective of Landlord’s consent thereto, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent with ten (10) days after being billed therefor by Landlord. Tenant shall promptly comply with all rules, regulations and requirements of the Pacific Fire Rating Bureau or any similar successor authority. Tenant shall, upon two (2) business days’ notice from Landlord, its insurance carrier or any governmental agency, immediately discontinue any prohibited use of the Premises. However, Landlord reserves the right to require, immediately upon written notice to Tenant, that Tenant immediately discontinue any prohibited use of the Building if required to avoid any adverse impact on the certificate of occupancy, insurance in effect, Building Services, Building Systems or structure, or other important interests of other tenants or Landlord. Failure by Tenant to discontinue such use after the foregoing notice shall be considered a default under this Lease, and Landlord shall have the right to terminate this Lease immediately, and in addition shall have the right to exercise any and all of its rights and privileges and remedies pursuant to the provisions of Article 19 hereof.

6.2           Representations Regarding Use.  Landlord makes no warranty or representation, express or implied, to Tenant regarding the suitability of the Premises, Building, or Common Areas for Tenant’s use and occupancy thereof nor is Landlord limiting its right to lease space to any entity selected by Landlord in its sole discretion even if such tenant’s use is prohibited under Article 6.1. By taking possession of the Premises, Tenant acknowledges that the Premises, Building and Common Areas in their “as is” condition, are suitable for Tenant’s use and occupancy thereof. Tenant further acknowledges that it may experience certain delays, annoyances and inconveniences in connection with construction or other work by Landlord and/or other tenants in the Building. In no event, except as specifically provided otherwise in this Lease, shall Tenant be entitled to a rental abatement nor shall Landlord be liable to Tenant for any reason whatsoever as a result of such delays, annoyances and/or inconveniences. Tenant shall have twenty-four (24) hour access to the Premises, seven (7) days a week.

7.     Security Deposit.  As a material part of the consideration for this Lease, Tenant shall deposit with Landlord upon execution thereof, the Security Deposit specified in the Basic Lease Information and Definitions. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the entirety of the Lease Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, and such default continues after expiration of all applicable cure periods, Landlord may, but shall not be required to use, apply, or retain all or any part of the Security Deposit (a) for the payment of any Rent or any other sum in default, (b) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, and/or (c) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. The failure on the part of Tenant to so restore the Security Deposit shall be a material default under the terms of this Lease. Tenant understands that Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Tenant’s option, to the last assignee of Tenant’s interests hereunder) within ten (10) days after the expiration of the Lease Term. Notwithstanding the foregoing, Landlord may retain the Security Deposit until such time as any amount due or obligation owing from Tenant in accordance with the terms of this Lease has been determined and paid in full or fulfilled, as applicable. Should Landlord sell its interest in the Premises and Building during the Lease Term, and if Landlord deposits with such purchaser the unappropriated Security Deposit, Landlord shall thereupon be discharged from any further liability with respect to this Lease and the Security Deposit. If, during any extension or renewal of the Lease Term, Monthly Basic Rent is increased, the amount of the Security Deposit required to be maintained by Tenant shall also be increased so as to maintain, at all times and from time to time, the same ratio to Monthly Basic Rent as applicable on the Commencement Date.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises; Landlord may, in addition, claim those sums specified in this Article 7 and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

8.     Building Services.  Provided that Tenant is not in default hereunder, and subject to any governmental regulation, which may be in effect from time to time during the Lease Term, Landlord agrees, during the Lease Term, to furnish Building Services to the Premises during the Building Hours set forth in the Rules and Regulations. As used herein, “Building Services” shall include: reasonable quantities of electric current for normal lighting and fractional horsepower office machines; water for lavatory and drinking purposes; heating, ventilating and air conditioning required, in Landlord’s judgment, for the comfortable use and occupancy of the Premises; janitorial service (including washing of windows with reasonable frequency as determined by Landlord); elevator service by non-attended automatic elevators; and a security service or security system. In no event shall Landlord, or its agents, employees or consultants (collectively, “Landlord Parties”) be liable for the quality of such security service or security system nor shall Landlord or Landlord Parties be liable for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such security service or security system or the negligence of Landlord or Landlord Parties with respect to such service or system. Further, Tenant shall waive any right it might have to damages, or to abatement or reduction of the Rent, or to terminate this Lease due to the failure, action or inaction for any reason, of any security device or security system in the Building. In addition, neither Landlord nor Landlord Parties shall be liable for, and Tenant shall not be entitled to any recovery of damages, abatement (except as expressly provided herein) or reduction of Rent, or to terminate this Lease by reason of, Landlord’s failure to furnish the Building Services if such failure is caused by accident, breakage, repairs, governmental regulations or mandates, strikes, lockouts or other labor disputes, or for any other causes; provided, however, in the event that Landlord’s failure to furnish the Building Services is a result of the gross negligence or willful misconduct of Landlord or Landlord Parties and such failure persists for more than ten (10) consecutive days, then Tenant shall thereafter be entitled to a day-for-day abatement in Rent until Building Services are restored to their level(s) prior to the failure. Furthermore, neither Landlord nor any of Landlord Parties shall be liable for, and Tenant shall not be entitled to recovery of damages, abatement or reduction of Rent, or to terminate this Lease as the result of any electrical power fluctuation resulting from any cause whatsoever, nor for the temporary cessation of Building Services required in connection with the performance of repairs and maintenance of the Building nor from any other cause. If Tenant requires or utilizes more water or electric power than is considered reasonable or normal by Landlord, Tenant shall pay for the cost of such excess usage (“Excess”), as Additional Rent, upon demand therefor by Landlord. Landlord hereby reserves the right to install separate meter(s) for the Premises, at Tenant’s sole expense. In such event, Tenant shall thereafter pay all charges for Excess utility(ies) so metered. In the event that Tenant desires any service in amounts exceeding the Building Services described in this Article 8 as determined by Landlord or in the event Tenant desires any service not common to other tenants of the Building, Tenant shall pay Landlord the cost of providing such additional services, plus a reasonable administrative fee. Tenant shall pay on demand as Additional Rent all payments contemplated under this Article 8 to Landlord. In no event, however, shall Tenant use in the Premises any heat-generating machines or any equipment non-standard for the Building which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord.

8.1           Utility Deregulation.

8.1.1  Landlord has advised Tenant that presently LA Municipal Services (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term either to contract for service from a different company or companies providing electricity or other utility service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) to the Building or any portion thereof, or continue to contract for service from the Building’s existing utility provider.

8.1.2  Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.

8.1.3  Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

9.     Quiet Possession.  Upon payment by Tenant of the Rent required hereunder and observance of all of the terms, covenants and conditions set forth in this Lease to be observed and performed by Tenant, Tenant shall have quiet possession of the Premises throughout the Lease Term. Tenant, however, understands and agrees that its quiet possession of the Premises shall at all times be subject to the terms of this Lease and of any ground leases, mortgages and deeds of trust now or hereafter affecting the Building (or any portion thereof) or the real property upon which the Building is situated.

10.   Alterations.

10.1 Generally.  Tenant shall make no alterations, decorations, changes, additions, floor penetrations, repairs or improvements (“Alterations”) in or to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld; provided, however, that any Alterations which could adversely affect the safety or security of the Building, which affect the structure of the Building, which affect the exterior appearance of the Building, which are visible from the exterior of the Building or the exterior of the Premises, or which adversely affect the operation of Building Systems or adversely impact any other occupant in the Building, shall be subject to Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Landlord’s reasonable disapproval may be based upon, without limitation, (i) noncompliance with Applicable Laws, (ii) noncompliance with the building standards and such changes or modifications thereto as Landlord shall adopt during the Lease Term (collectively, the “Building Standards”) and (iii) adverse impact on the exterior appearance of the Building, or the appearance of public areas and corridors on full and multitenant floors, or the appearance of the corridors and Common Areas from Building elevator cabs. Landlord may condition any approvals on such other conditions, including those designed to avoid labor problems, as are customarily imposed with proposed Alterations in other first class office buildings in Los Angeles.

10.2         Permitted Alterations.  All Alterations approved in accordance with Article 10.1 shall be performed under the direction of Landlord by a contractor approved by Landlord, but at Tenant’s sole cost, risk and expense pursuant to the provisions of this Article 10, and at such times and in such manner as Landlord may from time to time designate. Landlord shall have the right, but not the obligation, from time to time during the course of construction, to examine the Alterations for conformity with the approved plans and specifications and workmanship. Landlord shall have the further right, but not the obligation, at the end of the job, but prior to final acceptance of the work by Tenant, to again examine the Alterations for conformity with approved plans and specifications. Tenant acknowledges that both of these rights of examination are for the Landlord’s own purposes and that neither such right shall impose on Landlord, any liability for or obligation to discover defects or omissions in the Alterations. Any aspect of the work, which in Landlord’s sole judgment does not conform to the approved plans and specifications or which as constructed has an adverse impact on the safety or security of the Building or Building Systems, shall be corrected by Tenant at Tenant’s sole cost and expense. Tenant shall commence correction with ten (10) days of notice of such non-conforming construction from Landlord to Tenant, and pursue such correction diligently until completed. All Alterations shall be installed in full compliance with all applicable laws, rules, orders, ordinances, codes and requirements of all governmental agencies having jurisdiction with respect thereto (“Applicable Laws”) and shall in no manner cause labor problems in the Building. Further, should the installation of any Alteration cause Landlord to be required, under any Applicable Law, to alter, modify, add, delete or in any manner change any system, structure or finish of the Building, such change shall be deemed an Alteration and subject to all requirements of this Article 10. The installation of any Alteration shall in no manner cause any labor dispute or problem. All applicable permits and authorizations shall be obtained before the commencement of any work requiring a permit or authorization. Tenant agrees to pay to Landlord, as Additional Rent, the cost of preparation of all plans and drawings, any consultation expenses which are incurred by Landlord in connection with its review, supervision, and approval of said Alterations, and cost of construction plus an administrative fee equal to ten percent (10%) of the total cost of each Alteration. Tenant shall give Landlord at least fifteen (15) days’ prior written notice before the commencement of any Alterations in order to give Landlord an opportunity to post and record such notices as Landlord deems appropriate to protect its interest in the Premises and Building. Tenant waives all rights to make repairs at Landlord’s expense under the provisions of Sections 1941 and 1942 of the Civil Code of California or any other law. In the event Landlord requires, Tenant shall provide Landlord with a commercially reasonable performance and/or completion bond for all Alterations. All Contractors used by Tenant to perform work in the Premises shall be bondable by reputable bonding companies, and shall be subject to Landlord’s prior reasonable approval.

10.3         Liens.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building for work claimed to have been done for Tenant, other than through Landlord or for which Landlord is obligated to pay under this Lease, or materials claimed to have been furnished to Tenant, will be discharged by Tenant by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant. In the event that Tenant fails to discharge any such lien as required herein, Landlord shall have the right, but not the obligation, to discharge the same in which event Tenant shall be obligated to pay to Landlord, upon demand, all of Landlord’s costs and expenses incurred in discharging said lien, plus an administrative fee equal to fifteen percent (15%) of all such costs and expenses.

10.4 Removal of Alterations. All Alterations which, for purposes of this Lease, shall include without limitation any floor penetrations or cut outs, carpeting, drapes, wall covering, paneling, built-in cabinetry, telecommunications cabling, and permanently affixed fixtures of any kind which Tenant has made, installed, or attached in any manner in or to the Premises during the Lease Term, shall upon termination of this Lease by expiration of time or otherwise, become the property of Landlord and shall be surrendered and delivered up with the Premises upon said termination; provided, at Landlord’s sole option, Tenant shall, at its expense when surrendering the Premises remove, under the direction of Landlord, all such Alterations made or installed in the Premises by Tenant, including then-existing telecommunications cabling within the Premises, and Tenant shall restore and repair any change or damage to the Premises and/or Building occasioned by installation, maintenance, floor penetration, or removal of said Alterations and telecommunications cabling, and replace any improvements removed with then Building Standard improvements (including fixtures). Tenant shall have performed such restoration work within fifteen (15) days following the expiration or earlier termination of the Lease. Tenant shall be deemed holding over the Premises, and thereby subject to the provisions of Article 23.2, if Tenant fails to complete such restoration work by such time. If Tenant, during the Lease Term, removes any such Alterations which Tenant has attached or installed during the Lease Term, Tenant must replace the same with property of similar kind and quality. Any equipment or personal property, other than additions, alterations, changes or improvements as defined herein, not required by Landlord to be removed and not removed by Tenant from the Premises upon the end of the term, shall be conclusively presumed to have been abandoned by Tenant and title thereto shall thereby pass to Landlord without payment or credit by Landlord to Tenant. Tenant shall, at the termination of this Lease by the expiration of time or otherwise, surrender and deliver up the Premises and property to Landlord in as good condition as when received by Tenant from Landlord, reasonable wear and tear excepted.

11.   Repairs.

11.1         Tenant’s Repair Obligations.  Tenant covenants and agrees, at Tenant’s own cost and expense, to keep the Premises and all Alterations therein in good order, condition and repair during the Lease Term, in accordance with standards and practices applicable to first-class office buildings in the West Los Angeles area. Any and all repairs to the Building which are required as a result of any misuse or neglect by Tenant or its agents or visitors shall be done either by or under the direction of Landlord, or by a contractor approved by Landlord, but at the cost of Tenant and in compliance with Alteration provisions of Article 10. Tenant further agrees to pay for all damage to the Building as well as damage to tenants or occupants thereof caused by Tenant’s misuse or neglect of the Premises, its apparatus or appurtenances. Tenant shall pay Landlord for overtime and for any other expenses incurred in the event Alterations, decorating or other work in the Premises is not done during ordinary business hours at Tenant’s request. Without limiting the foregoing, Tenant shall, under the direction of Landlord, but at the cost of Tenant, replace all interior broken or damaged glass in the Premises with glass of the same size, type and quality. If Tenant does not make repairs promptly and adequately or fails to maintain the Premises in good order and repair in accordance with the requirements of this Article 11.1, Landlord may, but shall not be obligated to, make repairs, and Tenant shall pay promptly the reasonable costs thereof as Additional Rent hereunder on the date the next installment of Rent is due hereunder, together with a Landlord administrative fee of fifteen percent (15%) of the cost of such work.

11.2         Landlord’s Repair Obligations.  Except as otherwise provided in this Lease, Landlord shall keep, maintain, and repair the Building Systems servicing the Premises as necessitated by ordinary wear and tear or from causes over which neither Tenant nor agent, employee, contractor or visitor of Tenant has any control. In addition, except as otherwise provided in this Lease, Landlord shall make any and all structural repairs within the Building or Premises as Landlord deems appropriate. In the event Tenant or Tenant’s agents, employees, contractors or visitors cause damage to the Premises, Common Areas and/or Building arising from the carelessness, negligence or improper conduct of Tenant or Tenant’s agents, employees, contractors or visitors, Landlord may, but shall not be obligated to, repair any and all such damage, at the cost and expense of Tenant plus an administrative fee equal to fifteen percent (15%) of such amount (to be included as Additional Rent payable concurrently with Monthly Basic Rent next falling due). Notwithstanding anything contained herein to the contrary, Landlord shall not be liable for any inconvenience, annoyance or injury to business or any other consequential damage to Tenant arising from the making of, or failure to make, any repairs or to perform any maintenance in or to any portion of the Premises, Building or Common Areas. Tenant hereby waives all rights under the provisions of California Civil Code Sections 1932, 1933, 1941, and 1942 and all rights under any law in existence during the Lease Term authorizing a tenant to make repairs at the expense of Landlord or to terminate a lease upon the complete or partial destruction of the leased premises. Tenant hereby grants Landlord the right to enter the Premises at any time in order to make any emergency repairs.

11.3         No Abatement of Rent.  Except as set forth in Article 8, notwithstanding anything contained in this Lease to the contrary, in no event shall there be any abatement or reduction of, or offset against, Rent whatsoever by reason of Landlord’s or Tenant’s failure to make any repairs required hereunder.

12.   Liability, Indemnification and Insurance.

12.1         Liability and Indemnification.  To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, mortgagees, ground lessors and independent contractors (“Landlord Parties”) shall not be liable for any damage to Tenant Property (as defined in Article 12.3.2), including any property entrusted to Landlord or Landlord Parties, nor for the loss of any Tenant Property by theft or otherwise, except to the extent the damage or loss is solely caused by the gross negligence or willful misconduct of the Landlord or Landlord Parties. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord Parties, neither Landlord nor Landlord Parties shall be liable to Tenant or Tenant’s agents, servants, employees, licensees, contractors or visitors (“Tenant Parties”) and Tenant hereby indemnifies, defends, protects and holds Landlord and Landlord Parties harmless from and against any and all claims, liabilities, losses, damages, costs and expenses of Tenant Parties including, but not limited to, attorneys’ fees and expenses whatsoever, for any injury to or death of persons or for damage to or destruction of property or loss of use thereof, resulting from any cause of whatsoever nature including but not limited to falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, sprinkler systems, appliances or plumbing works of the same or from the street or subsurface or from any other place or resulting from dampness, except to the extent the claim, liability, damage, loss, cost or expense is solely caused by the gross negligence or willful acts of the Landlord or Landlord Parties. Tenant shall reimburse, indemnify, defend, protect, and hold harmless Landlord and Landlord Parties for all expenses, damages and fines incurred or suffered by Landlord or Landlord Parties by reason of any breach, violation and/or nonperformance by Tenant, or Tenant Parties of any term, covenant, condition, provision or agreement of this Lease; provided, however, that to the extent such claims are solely caused by the recklessness or willful misconduct of Landlord or its agents, such indemnity shall be limited to the extent covered by insurance that Tenant obtained, or is required to obtain, pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord Parties pursuant to this Article 12.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Tenant shall give immediate notice to Landlord in case of fire or accident to or defect in the Building or any of its fixtures, appurtenances or equipment. The provisions of this Article 12.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

12.2         Landlord’s Insurance.  During the Lease Term or any extension thereof, Landlord shall carry and maintain All Risk Property Insurance (provided that earthquake insurance may be carried in Landlord’s sole and absolute discretion) and Commercial General Liability insurance on the Building in amounts and with deductibles that Landlord, in its sole and absolute discretion, deems reasonable (“Landlord Insurance”). Notwithstanding any contribution by Tenant to the cost of insurance premiums, Tenant acknowledges that it has no right to receive any proceeds from, and is not insured under, any insurance policies carried by Landlord. Landlord is not required to carry insurance of any kind (including, in particular, earthquake coverage) on any Tenant Property as defined below or to have Tenant named as an insured, additional insured, named insured, or payee under any insurance policy.

12.3         Tenant’s Insurance.  During the Lease Term and any extension thereof, Tenant, at its sole expense, shall carry and maintain in full force and effect at all times, policies of insurance issued by a responsible carrier or carriers qualified to do business in the state of California, maintaining a rating of not less than A:XII, in Best’s Insurance Reports (or an equivalent rating in any successor index adopted by Best’s or any competent rating authority) affording the following insurance coverage:

12.3.1  Comprehensive or Commercial General Liability insurance with Broad Form General Liability endorsement, or its equivalent, including, contractual liability, personal injury, bodily injury and death, owner’s protective coverage, advertising injury and Broad Form property damage, and, if applicable, products and completed operations liability insurance, with limits subject to the review and approval of Landlord, but in no event less than a $3,000,000 for each occurrence and $5,000,000 annual aggregate. Said insurance shall be on an occurrence basis, not on a claims made basis. The insurance shall apply to claims receipts alleging personal injury, bodily injury, advertising injury, advertising injury, or property damage arising out of, caused by, or contributed to, by acts of terrorism.

12.3.2  Physical loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage, and malicious mischief, sprinkler leakage, water damage and extended coverage and terrorism applicable to (i) Tenant Improvements, as such term is defined in Article 5.2.2, and (ii) all other improvements, Alterations, and additions to the Premises, and (iii) personal property of every description and kind which is owned by Tenant and located in the Building or for which Tenant is legally responsible or which was installed by or on behalf of Tenant including, without limitation, furniture, fittings, installations, fixtures, any satellite antenna or microwave dish, and any other personal property. The properties described in this Article 12.3.2 (i), (ii), and (iii) are referred to collectively as “Tenant Property”. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include sprinkler leakage coverage, earthquake sprinkler leakage coverage, and a pollution exclusion endorsement for damage or injury caused by heat, smoke, or fumes from a hostile fire. Notwithstanding any other provisions of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant, under Tenant’s insurance required by this Article 12.3.2 sub-parts (i) and (ii). If the proceeds paid or assigned to Landlord under this Article 12.3.2 are not sufficient to fully restore the Premises to their condition immediately prior to the casualty causing the damage, exclusive of any wear and tear or functional obsolescence, Tenant shall, prior to the commencement of restoration, pay to Landlord the difference between the proceeds assigned and actually paid under this Article and Landlord’s estimated cost of restoration.

12.3.3  Business Interruption, Loss of Income and Extra Expense Insurance in such amounts as prudent tenants in Comparable Buildings would carry to reimburse Tenant for direct or indirect Business Interruption, Loss of Earnings, and Extra Expenses attributable to all perils commonly insured against by such prudent tenants including earthquakes and terrorism; or attributable to prevention of access to the Premises or the Building, or any portion thereof, as a result of such perils.

12.3.4  Worker’s Compensation as required by law;

12.3.5  Employer’s Liability insurance in an amount not less than $1,000,000;

12.3.6  Any other form or forms of insurance (or increases to the coverage amounts), as Landlord, or Landlord’s mortgagees or ground or primary lessors, acting in a manner consistent with the practices of landlords or mortgagees of first class office buildings in the same geographical area, may reasonably require from time to time.

12.4         Insurance Requirements and Prohibitions.

12.4.1  Tenant shall deliver to Landlord certificates of insurance evidencing the coverage required under Article 12.3 at least ten (10) days prior to the earlier of the Commencement Date or the first entry by Tenant into the Premises for any purpose (including, without limitation, for the purpose of installation of Tenant’s furniture, equipment, and/or improvements) and thereafter, at least thirty (30) days prior to the expiration of each such binder or policy.

12.4.2  The certificates of insurance required by Article 12.4.1 shall name “Landlord, Landlord’s management company, ground lessor, and/or lender or mortgagee” as additional insureds, and, further, shall bear evidence of full compliance with all the requirements of Articles 12.3, 12.4.9 and 12.4.10.

12.4.3  Tenant shall instruct its carrier(s) to provide Landlord with original certificates of insurance of all policies of insurance required under Article 12.3, including any endorsements necessary to procure any of the coverages required under Article 12.3, within thirty (30) days of their issuance.

12.4.4  If any of the insurance policies required under Article 12.3 contain aggregate limits Tenant shall restore the required limits should they be diminished by more than $500,000. If any of the insurance policies required under Article 12.3 contain aggregate limits which apply to operations of Tenant other than those operations which are the subject of this Lease, and such limits are diminished by more than $500,000 after any one (1) or more incidents, occurrences, claims, settlements or judgments against, or payments under such insurance, Tenant shall immediately restore the required limits or shall provide other insurance protection acceptable to Landlord for such aggregate limits.

12.4.5 If, on account of failure of Tenant to comply with any insurance provision of this Lease or provision or condition of any insurance policy required under Article 12.3, Landlord becomes a coinsurer, then, in addition to all other remedies available to Landlord, all resulting losses and expenses sustained by Landlord shall be borne and paid by Tenant within thirty (30) days of the date Landlord mails evidence of such loss and/or expense to Tenant.

12.4.6 Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises or Building. If Tenant’s use or occupancy of the Premises (irrespective of Landlord’s consent thereto) results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefor by Landlord. Tenant shall promptly comply with all rules, regulations and requirements of the Pacific Fire Rating Bureau or any similar or successor authority.

12.4.7  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.

12.4.8  Tenant shall give immediate notice to Landlord in case of fire or accident to or defect in the Building or any of its fixtures, appurtenances or equipment.

12.4.9  The insurance Tenant is required to carry under Article 12.3 except those required under Articles, 12.3.2 (iii) and 12.3.4 shall be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant and contain a severability of interest clause acceptable to Landlord. Tenant shall have no claims whatsoever to any proceeds of insurance from insurance policies carried by Landlord.

12.4.10  The policies required under Article 12.3 shall provide that insurer shall give Landlord a minimum thirty (30) days written notice prior to any cancellation, non-renewal, assignment, or material change in the protection offered the Landlord. The required policies shall provide that coverage afforded Landlord, or mortgagee will not be affected by any breach by Tenant of any policy provision.

12.4.11  If the cost of defending any claims made under any policy required under Article 12.3.1 is included in the limits of liability of that policy, the minimum limit shall be $3,250,000. The liability policies required under Article 12.3 shall name each of Landlord, Landlord’s management company, ground lessor, as Landlord directs, and lender or mortgagee as an additional insured.

12.5         Assumption of Risk.  Tenant hereby assumes all risk of interference with, or damage, death or injury to: (a) Tenant and other persons in, on or about the Premises or the Building; (b) Tenant’s business; and (c) the Premises, all Tenant’s Alterations and other personal property located in, on or about the Premises, whether belonging to Tenant or other persons. To the fullest extent permitted by law, such assumption, waiver and exemption from liability shall extend, without limitation, to interference, damage or injury caused by or arising from the following: fire, rain, roof leakage, appliances, sprinkler devices, air conditioning equipment, broken glass, sewer, odors, noise, theft or vandalism; interference with or obstruction, interruption or discontinuance of utilities, services, facilities, amenities or access to the Premises or the Building; excavation, construction or other activities of Building; exercise by Landlord or any of its rights or remedies hereunder or at law; any latent or other defect in the Premises or the Building; and any act or omission of any person in, or about the Premises of the complex or elsewhere. Such assumption, waiver and exemption from liability shall include, without limitation, any damages, losses, costs, expenses (including reasonable attorneys’ fees), liabilities, claims, actions or proceedings arising in connection with any of the matters described herein.

13.   Mutual Waiver of Subrogation.

13.1         Landlord waives any and all rights of recovery against Tenant for damage to or destruction of the Building or the Premises caused by perils covered under any insurance policy carried by Landlord with respect to the Building, whether or not such damage or destruction was caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees, but only to the extent that Landlord’s insurance policies then in force permit such waiver, and only to the extent payment therefore was made by the insurer to Landlord.

13.2         If during the term of this Lease Landlord learns that any insurer of the Building will not permit waiver of subrogation, Article 13.1 is not applicable. In this event, Landlord shall, within a reasonable time, give written notice to Tenant that Article 13.1 is not in force with respect to the subject insurance policy.

13.3         Tenant waives any and all rights of recourse against Landlord for damage to or destruction of any Tenant Property, caused by perils covered under standard ISO All Risk form of property insurance, whether or not carried by Tenant and whether or not caused by the negligence of Landlord or Landlord Parties. If during the term of this Lease Tenant is unable to secure the property insurance required by Article 12.3.2 permitting the waiver set forth in this Article 13.3, Tenant shall give written notice to Landlord that Tenant was unable to secure the waiver required by this Article, then this Article 13.3 will not be applicable as of the date Landlord receives such notice.

14.   Damage or Destruction.

14.1         Generally.  Neither Landlord nor Landlord Parties are liable for any damage caused by other tenants or parties to the Building or any of the areas used in connection with the management and operation of the Building, or for interference with the light or other incorporeal hereditaments, or caused by construction of any private, public or quasi-public work; nor is Landlord liable for any latent defect in the Building or Common Areas. Any damage to persons or property caused by moving property in or out of the Building or by the installation or removal of furniture or other property or improvements of or for Tenant, or by reason of or arising out of the occupancy or use by Tenant of the Premises or of the Building or any of the areas used in connection with the management and operation of said Building or any part thereof, or from any other cause due in whole or in part to the negligence or other wrongful act of Tenant or Tenant’s agents, servants, employees, contractors, visitors or licensees is the sole and absolute responsibility of Tenant.

14.2         Partial Damage.  If the Premises are partially damaged by fire or any other cause, then Landlord shall use the proceeds received pursuant to Article 12.3.2 to restore or rebuild the Premises. In such event, the Monthly Basic Rent payable with respect to the portion of the Premises which is rendered untenantable, in Landlord’s judgment, shall be abated (to the extent the Premises cannot be used and are not used by Tenant) during the period of such repair, unless such partial damage results from the fault or neglect of Tenant or its agents, employees, contractors, visitors or licensees. In addition, should Landlord be delayed or prevented from repairing the Premises and/or Building as a result of a delay caused by Tenant or Tenant’s servant, agents, employees, contractors, visitors, or licensees, Tenant shall pay to Landlord Monthly Basic Rent (on a per diem basis) for each day that Landlord is actually delayed in completing the Premises and/or Building.

14.3         Total Damage or Destruction.  If the Premises and/or Building are totally damaged (which for purposes hereof shall mean that the Premises and/or Building may not be fully repaired within two hundred seventy (270) days (“Total Damage Period”) of the casualty causing such damage) and Landlord decides not to restore or rebuild the Premises or Building, Landlord may, within ninety (90) days after the later of either (i) the casualty causing such damage; or (ii) the final determination of the habitability of the Building or Premises by any public agency with jurisdiction over the Building; terminate this Lease, upon written notice to Tenant. If, however, Landlord elects to rebuild or restore the Premises or Building, this Lease shall not terminate and Landlord shall diligently repair the Premises or Building. In the event Landlord does not terminate this Lease, Landlord shall use the proceeds received under Paragraph 12.3.2 to restore or rebuild the Premises. The parties hereto agree and understand that Monthly Basic Rent shall be abated (to the extent the Premises cannot be used and are not used by Tenant) during the period of such repair, unless such damage shall be caused by the fault or neglect of Tenant, its agents, employees, contractors, visitors or licensees. In addition, should Landlord be delayed or prevented from repairing the Premises and/or Building as a result of a delay caused by Tenant, Tenant shall pay to Landlord Monthly Basic Rent (on a per diem basis) for each day that Landlord is actually delayed in completing the Premises and/or Building. Landlord shall have the right, as Landlord deems appropriate, to extend the Total Damage Period to accommodate such additional time to complete the repairs.

14.4         Repair of Damage.  In the event Landlord is obligated to or elects to repair or restore the Premises or Building as herein provided, Landlord shall be required to repair or restore only those portions of the Premises for which there are adequate insurance proceeds to finance the cost of such repair or restoration. In no event shall Landlord be obligated to repair, restore, or reconstruct Tenant’s personal property, equipment, fixtures or any other items which are stored, kept, or maintained by Tenant on the Premises; Tenant hereby agrees and understands that the cost of replacement or repair of such items shall be the sole obligation of Tenant.

14.5         Damage Not Covered By Landlord Insurance.  In the event that damage to the Building is not covered by Landlord Insurance, Landlord may elect to terminate this Lease upon ninety (90) days written notice to Tenant.

14.6         Damage Near End of Term.  Notwithstanding anything to the contrary contained in this Lease (unless required by law), Landlord shall not have any obligation to repair, reconstruct, or restore the Premises or Building if the Premises or Building are partially or totally damaged within the last eighteen (18) months of the Lease Term.

15.   Eminent Domain.

15.1         Permanent Taking.  In case the whole or any part of the Premises or the Building shall be taken, or such part of the Premises thereof as shall, in Landlord’s judgment, substantially interfere with Tenant’s use and occupancy thereof, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, Landlord shall have the option upon notice to Tenant to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event Landlord elects not to terminate this Lease, Monthly Basic Rent shall be abated. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant.

15.2         Temporary Taking.  In the event of a taking of the Premises (or any part thereof) for temporary use, (a) this Lease shall be and remain unaffected thereby and Monthly Basic Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term; provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Article 23.1 and this Lease shall terminate upon such payment. For purposes of this Article 15.2, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) consecutive days or less.

16.   Entry by Landlord.  Landlord hereby reserves the right to enter the Premises at any time and from time to time upon reasonable advance notice to Tenant (except in the event of an emergency, in which event no notice shall be required) to exercise any of its rights under this Lease. In addition to the foregoing, and without limiting Landlord’s right of entry, Landlord shall have the right to enter the Premises: (a) to inspect the same or to provide maintenance, repairs or any other service to be provided by Landlord hereunder; (b) to decorate, renovate or alter the Building or any other premises or Common Areas in the Building; (c) to show the Premises and/or Building to prospective tenants, mortgagees or purchasers of the Building; (d) to post such notices, including notices of non-responsibility, as Landlord deems appropriate to protect its interest in the Premises and Building; (e) to use and maintain pipes, ducts and conduits in and through the Premises; (f) to connect to, repair, maintain, or install a system for use by another tenant in connection with such Tenant’s buildout or alteration of its offices in the Building; and (g) to erect scaffolds and/or other structures necessary for the proper operation and maintenance of the Building. In addition, Landlord shall have the right to bring any equipment and materials into the Premises as may be required for purposes of exercising any of Landlord’s rights reserved hereunder. In no event shall Landlord’s entry into the Premises constitute an eviction of Tenant (in whole or in part) nor shall such entry entitle Tenant to any abatement of Rent. Moreover, Landlord shall not be liable to Tenant for any inconvenience, annoyance or injury to the business of Tenant as a result of Landlord’s exercise of any of its rights reserved hereunder. Landlord shall at all times have and retain a key which shall unlock all of the doors in and throughout the Premises, excluding Tenant’s vaults and safes, and Tenant shall install no other locks or safety devices without Landlord’s prior written approval and without providing Landlord with a key or other access device. The parties hereto expressly agree and understand that no provision of this Article 16 shall be construed to create any obligation on the part of Landlord to perform any maintenance, repairs, alterations or decorations.

17.   Assignment and Subletting.

17.1         Generally.  Neither Tenant, nor Tenant’s legal representatives, successors or assign, shall, without the prior written consent of Landlord (which consent may, subject to the express conditions of this Article 17, be granted or withheld in Landlord’s reasonable discretion, with respect to an assignment or sublease, or in Landlord’s sole and absolute discretion, with respect to a mortgage, encumbrance), voluntarily assign, mortgage or encumber all or any portion of its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises. For purposes hereof, if Tenant is a partnership or joint venture, a withdrawal or change of partners or joint venturers, or change of ownership of partners or joint venturers or if Tenant is a corporation, a transfer of fifty percent (50%) of the interest in Tenant (measured as of the original date of this Lease), or if Tenant is a limited liability company, a transfer of more than fifty percent (50%) of membership interest in Tenant (measured as of the original date of this Lease) shall constitute a voluntary assignment subject to the provisions of this Article 17 and, without limiting Landlord’s approval rights over such transfer, shall provide Landlord with the right to require a security deposit if Landlord determines that one is necessary based on the financial condition of Tenant following such transfer relative to its financial condition as of the date of execution of this Lease. Any assignment, encumbrance, sublease or occupancy which is made or allowed without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a material default under this Lease. If Tenant assigns all or any portion of its interest in this Lease or sublets all or any portion of the Premises, Landlord may, but shall not be obligated to, collect Rent from the assignee or subtenant and apply the net amount collected to the Rent required hereunder. In no event, however, shall such act of collection be deemed a waiver of Landlord’s rights under this Article 17 nor shall it be deemed an acceptance of the proposed assignee or subtenant. Notwithstanding anything expressly to the contrary in this Lease, Tenant shall have the right after giving Landlord ten (10) business days prior notice, but without prior consent of Landlord, to assign this Lease or sublet the whole or any part of the Premises to a corporation or entity (“Permitted Transferee”) which (i) is Tenant’s parent organization; or (ii) is a wholly-owned subsidiary of Tenant or Tenant’s parent entity; or (iii) is a corporation which Tenant or Tenant’s parent owns in excess of 25% of the outstanding capital stock; or (iv) is a result of consolidation or merger with Tenant and/or Tenant’s parent entity; or (v) substantially all of Tenant’s assets may be transferred to. Any transfer pursuant to (i), (ii), (iii), (iv) or (v) above shall be subject to the following conditions: (a) Tenant shall remain fully liable during the unexpired Lease Term; (b) any such assignment, sublease or transfer shall be subject to all of the terms covenants and conditions of this Lease, and such assignee, sublessee or transferee shall expressly assume the obligations of Tenant under this Lease by a document reasonably satisfactory to Landlord; (c) such transaction is not a subterfuge to avoid the requirements of this Article 17 or to evade or avoid the liabilities created by this Lease; and (d) in the case of an assignment, following completion of such transaction, the assignee shall have the financial standing and resources equal or higher than Tenant’s. In the case of a Permitted Transferee, there are no Profits from said subletting or assignment and Landlord’s recapture right in Article 17.2 (iii) shall not apply.

17.2         Notice of Intent to Assign.  Tenant shall have the exclusive and non-transferrable right to assign, encumber, sublet, license, permit or otherwise transfer (“Transfer”) all or any portion of this Lease or the Premises. Tenant shall submit to Landlord for Landlord’s reasonable approval all promotional materials, including but not limited to, circulars, advertisements and brochures to be used in marketing the sublease premises. Tenant shall notify Landlord, in writing, of Tenant’s intent at least thirty (30) days, but no more than one hundred eighty (180) days prior to the proposed effective date of any Transfer. Such notice shall set forth (a) the name of the proposed transferee (“Transferee”), (b) information concerning the financial responsibility (including financial statements certified by an officer, partner or owner thereof) of the Transferee, (c) the proposed effective date of Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the delivery of the notice, (d) all of the terms of the proposed Transfer and the consideration therefor, together with a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (e) an executed estoppel certificate from Tenant in a form satisfactory to Landlord, and (f) in the case of an encumbrance, the terms of the instrument granting such encumbrance, (g) such other information as Landlord may reasonably require. Landlord shall, within ten (10) business days after receipt of such written notice, elect one of the following: (i) consent to such proposed Transfer; (ii) refuse its consent on reasonable grounds; or (iii) elect to terminate this Lease (or, in the case of a sublease, license or permit or other Transfer of less than all of the Premises, Landlord may elect to terminate this Lease as to the portion of the Premises proposed to be so transferred, and, in the case of a Transfer for less than the entire Lease Term, Landlord may terminate this Lease for the remainder of the proposed Transfer or for the remainder of the Lease Term, as Landlord shall elect). Landlord shall have the right at any time prior to such election to request additional information. Landlord shall have thirty (30) days from the date on which it receives the requested additional information to make the stated choice. If Landlord consents to any proposed Transfer pursuant to the terms of this Article 17.2 (and does not exercise any recapture rights Landlord may have under Article 17.4 of this Lease), Tenant may within one hundred twenty (120) days after Landlord’s consent, enter into such Transfer upon substantially the same terms and conditions as are set forth in the proposed Transfer notice furnished by Tenant to Landlord pursuant to Article 17.2, provided that, if there are any material changes in the terms and conditions from those specified in the Transfer notice (1) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 17.2, or (2) which, in Landlord’s judgment, would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original or prior proposed Transfer notice, Tenant shall again submit the proposed Transfer to Landlord for its approval and other action under this Article 17 including Landlord’s right of all or partial recapture, as stated above. Without limiting Landlord’s ground for reasonable disapproval, Landlord’s disapproval shall be deemed reasonable if it is based upon any one of the following considerations:

17.2.1  The use to be made of the Premises by the proposed Transferee violates the provisions of Article 6 or is not commensurate with the type, character, quality and nature of other tenancies in the Building, or violates an exclusive use provision granted in any then existing lease for space in the Building or in any letter of intent concerning the future lease of space in the Building;

17.2.2  The credit rating, character and business or professional standing of the proposed Transferee is not equal to or better than that of Tenant either, at the time of the proposed Transfer or as of the original date of this Lease, or the proposed Transferee, considering all of its obligations, is not in sufficiently good financial condition to fully service the lease obligations for the remainder of the Lease Term, in Landlord’s reasonable judgment;

17.2.3  The proposed Transferee intends to use the Premises in violation of any provision of this Lease (including the Rules and Regulations);

17.2.4  The proposed Transferee, is a then-existing or prospective tenant of the Building, and if the Building is not then at least ninety percent (90%) leased and occupied (not including building management office or ownership affiliated entities);

17.2.5  The proposed Transferee has contacted Landlord to lease space in the Building within the previous six (6) month period.

17.2.6  The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to terminate its lease;

17.2.7  The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

17.2.8  The proposed Transferee does not intend to occupy the entire Premises and /or conduct its business therefrom for a substantial portion of the term of the assignment or sublease.

17.2.9  In the case of a proposed encumbrance, the terms of the instrument granting such encumbrance include provisions requiring waiver of any provision of this Lease, such as a waiver of those provisions requiring each assignee to assume all of Tenant’s obligations under this Lease, or any other term to which Landlord objects.

17.2.10  The Transferee is (i) an agent or instrument of a foreign government; (ii) a governmental agency which can exercise the power of eminent domain or condemnation; or (iii) a governmental agency or instrument that would significantly increase the number of people entering the

Building or Premises.

Tenant shall (whether or not Landlord shall grant consent) pay Landlord’s review and processing fee as well as any reasonable legal fees (not to exceed $1,000.00) incurred by Landlord for review of the Transfer notice as Additional Rent within thirty (30) days written the request by Landlord. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise acted in a manner not permitted under this Article 17, then the sole remedy of Tenant or such Transferee if such claim is determined by a court of competent jurisdiction to be successful shall be declaratory judgment and an injunction for the relief sought without any monetary damages or other monetary relief. Tenant and Transferee hereby waive to the maximum extent permitted by law any and all other remedies, including, without limitation, any right at law or equity to terminate this Lease. Tenant shall indemnify, defend, protect and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed Transferee) claiming they were damaged by Landlord’s wrongful withholding or conditioning or delaying of Landlord’s consent.

17.3         Permitted Transfers.  In the event Landlord consents to any Transfer, Landlord may require that such Transferee remit directly to Landlord (on a monthly basis) all monies due to Tenant by such Transferee. As a material part of the consideration due to Landlord for considering any assignment, encumbrance or subletting, Tenant shall pay Landlord’s costs and attorneys’ fees incurred in connection with approving, enforcing or administering a proposed or consummated Transfer. In addition, Tenant shall indemnify, protect, defend and hold harmless Landlord against any claim, whether the subject of a lawsuit or not, arising out of the proposed or executed Transfer. In the event Tenant receives Rent or other consideration from any Transferee, either initially or over the term of the Transfer, in excess of the Rent required hereunder (or in the case of a sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion), Tenant shall immediately pay to Landlord as Additional Rent fifty percent (50%) of the Profits, as defined in Article 17.5 This liability is joint and several with the assignee or subtenant. Tenant hereby acknowledges that Landlord’s waiver or consent to any Transfer shall in no event relieve Tenant from its obligations under this Lease and is not a consent to further Transfer. In addition, Tenant hereby acknowledges that no Transfer hereunder shall be deemed to comply with this Article 17 unless such Transferee executes an agreement in form and content acceptable to Landlord to faithfully perform and be bound by all of the terms, covenants and conditions of this Lease. Such executed agreement and Transfer shall be delivered to Landlord within five (5) days after execution thereof and said Transfer shall not be effective until Landlord’s acknowledged receipt thereof. Landlord hereby reserves the right to require such Transferee to pay a security deposit which shall be held by Landlord as security for the faithful performance by such Transferee of all of the terms, covenants and conditions of this Lease. Such deposit shall be held and administered by Landlord in accordance with Article 7.

17.4         Termination by Landlord.  In the event Landlord elects to terminate this Lease with respect to all or a portion of the Premises as set forth in Article 17.2, this Lease shall terminate (with respect to all or such portion of the Premises, as the case may be), effective as of one of the following three (3) dates at Landlord’s election: (i) the date on which Tenant projected the occupancy of the Premises by such Transferee, or as of the date on which Tenant projected the lien of the encumbrance to be effective, (ii) two (2) months after Landlord’s written notice terminating this Lease, or (iii) as soon as all or such portion of the Premises, as the case may be, is vacated. All Rent shall be paid to Landlord up to and including the effective date of such termination and the Premises (or a portion thereof) shall be surrendered to Landlord in accordance with the provisions of Article 23.

17.5         Definition of Profits.  Supplementing the provisions of Article 17, the following shall constitute the definition of “Profits”: the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, less the aggregate of: (a) the Monthly Basic Rent paid to Landlord by Tenant during the period of the sublease term or during the assignment (or in the case of a sublease of a portion of the Premises, the Monthly Basic Rent allocable on a pro rata basis to such portion); (b) any reasonable tenant improvement allowance or rent abatement granted by Tenant to the sublessee or assignee; (c) reasonable brokers’ commissions; (d) reasonable moving expenses it has to pay to its sublessor or assignee, and reasonable Tenant’s legal fees relating to the sublease or assignment.

18.   Bankruptcy.  If there shall be filed by or against Tenant a petition in bankruptcy; or insolvency or for reorganization or for appointment of a receiver or trustee or conservator for all or a portion of Tenant’s property, under any chapter of federal bankruptcy law as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall otherwise, by operation of law, pass to any person or persons other than Tenant, then, and in any such event, Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Article 19 below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 18.

19.   Defaults and Remedies.

19.1         Events of Tenant Default.  The occurrence of any one or more of the following events shall constitute a default and material breach hereunder by Tenant:

19.1.1  Intentionally omitted.

19.1.2  The failure by Tenant to make any payment of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, including payments required under the Exhibits and any Rider to this Lease, as and when due.

19.1.3  The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Articles 19.1.1 or 19.1.2, where such failure shall continue for a period of ten (10) days after notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

19.1.4  The failure by Tenant to move into and take possession of the Premises within fifteen (15) days after the Commencement Date, unless Tenant is paying all Rent required to be paid by Tenant under this Lease and Tenant is using commercially reasonable and diligent efforts to move into the Premises. Tenant acknowledges that if Tenant does not preserve the rights of its employees, to park in the

Building by making payment or causing payment to be made to Landlord as provided under this Lease, Tenant and Tenant’s employees may lose such rights.

19.1.5 The failure by Tenant to properly designate a bank or financial institution or promptly provide appropriate information in accordance with Article 3.3 of this Lease.

19.1.6 (a) The occurrence of any of the bankruptcy, insolvency, reorganization, receivership, trustee appointment, or conservatorship events described in Article 18, which shall not have been terminated or otherwise set aside as prescribed in Article 18; (b) the making by Tenant of any general assignment for the benefit of creditors; (c) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days; (d) the assignment or other transfer by Tenant of substantially all of the assets used in connection with the business conducted in the Premises, except as expressly permitted under this Lease; or (e) the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, except as expressly permitted under this Lease.

19.1.7 Any breach of the representations and warranties by Tenant set forth in this Lease.

19.1.8 Failing to execute and deliver any (i) estoppel certificate, (ii) subordination document, (iii) financial statement or (iv) amendment of this Lease required under Articles 20, 21, 43 or 44. Tenant’s failure to deliver said statements to Landlord within time limits specified in those Articles (or if there is not time limit specified, within ten (10) business days of Tenant’s receipt of Landlord’s request therefor) shall constitute a material default under this Lease.

19.1.9 Failure by Tenant to discontinue, upon written notice from Landlord, any use which is prohibited under this Lease, if required to avoid any adverse impact on the Building’s or Premises’ certificate of occupancy, insurance in effect for the Building and/or the Premises, the building services, Building Systems or structure, or other important interests of other tenants of Landlord.

19.2         Damages.  In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord at Landlord’s sole discretion, may:

19.2.1  terminate this Lease and all rights of Tenant hereunder, effective three (3) days after Tenant’s receipt of written notice from Landlord to such effect. In that event, Landlord may recover from Tenant:

19.2.1.1  the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

19.2.1.2  the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

19.2.1.3  the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

19.2.1.4  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; or

19.2.2  not terminate this Lease and recover all Rent, Additional Rent, and other payments due Landlord under the lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

As used in Articles 19.2.1.1 and 19.2.1.2, the “worth at the time of award” is computed by allowing interest at the maximum rate permitted by law per annum. As used in Article 19.2.1.3, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

19.3  Right of Re-Entry.  In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease and without limiting any other right and remedy to which Landlord is entitled under this Lease, at law, or in equity, to re-enter the Premises (either by force or otherwise) to remove all persons and property from the Premises without liability to Tenant therefore, and at Tenant’s sole cost, risk, and expense, or to exercise any of Landlord’s rights under this Lease. Tenant’s personal property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant for such period of time as may be required by Applicable Law, after which time Landlord may dispose of such property at no risk or liability to Landlord in accordance with Applicable Law. No re-entry or taking of possession of the Premises by Landlord pursuant to this Article 19.3 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination hereof shall be decreed by a court of competent jurisdiction.

19.4  Right to Resecure Premises.  In the event of a default or threatened default by Tenant, Landlord shall, in addition to the foregoing rights, have the right, if and as provided by applicable law, to change the locks of the Premises without delivering keys to such locks to Tenant.

19.5  Cumulative Rights; No Waiver.  All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, or in equity, including injunctive relief, whether or not stated in this Lease. No waiver of any default by Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to any subsequent similar acts by Tenant.

19.6  Waiver of Redemption Rights.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant’s eviction or dispossession for any cause.

19.7  Fees and Expenses.  If Tenant shall default in the performance of any obligation required hereunder, Landlord may immediately, or at any time thereafter, without notice to Tenant, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with any term, covenant, condition, provision, or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including but not limited to reasonable attorneys’ fees in instituting, prosecuting, or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums to be paid or incurred by Landlord, with interest at the Interest Rate, shall be due from Tenant to Landlord promptly upon demand by Landlord.

19.8  Landlord’s Default.  Landlord shall be in default in its performance of any obligation required to be performed by Landlord under this Lease and, which is material to Tenant’s beneficial enjoyment of the Premises hereunder (“Landlord Default”), if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice (a “Landlord Default Notice”) from Tenant specifying in detail Landlord’s failure to perform, provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) calendar days are required for its performance, then Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Notwithstanding the foregoing, in the case where Building is subject to a Landlord Encumbrance (defined in Article 20), in addition to the notice and cure rights specified above, Tenant shall (i) deliver a Landlord Default Notice to each holder of a Landlord Encumbrance (a “Holder”) of which it has notice, (ii) permit performance of the cure of such Landlord’s failure by any Holder of a Landlord Encumbrance and (iii) not pursue any remedy available to it until it has granted each such Holder of a Landlord Encumbrance the same opportunity to cure after notice to such Holder as is afforded Landlord under the first sentence of this Article 19.8. Subject to the provisions of the foregoing sentence, upon any such default by Landlord (“Landlord Default”), Tenant may sue for money damages and waives any other right provided in law or equity. In no event may Tenant terminate this Lease. Landlord shall not be liable to Tenant or Tenant’s invitees, employees or agents for any lost profits or consequential damages.

20.           Subordination.

20.1         Generally.  This Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the real property upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed, renewed or modified, in any amount for which the Building, land, ground leases or Landlord’s interest in any of the foregoing items may be specified as security. In addition, Landlord reserves the right to subordinate or cause to be subordinated any such ground leases or liens to this Lease. Such subordination shall be effective, at the election of Landlord, without the necessity of any additional document being executed by Tenant. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, within five (5) days after request by Landlord, any additional documents evidencing the subordination or priority of this Lease with respect to any such mortgages, deeds of trust or ground leases. In the event Tenant fails to execute and deliver said subordination instruments to Landlord within said ten (10) day period, Landlord shall have the right to deliver a second written request to Tenant, and if Tenant fails to deliver said instruments within five (5) days after such second written request therefor, Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments. The appointment is one coupled with an interest.

20.2         Attornment.  In the event that any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, or if any ground lease terminates for any reason, Tenant shall, if requested by the mortgagee, beneficiary or ground lessor, as applicable, attorn to and become the tenant of the successor-in-interest to Landlord and shall continue to observe and perform all of the provisions of this Lease. In addition, Tenant agrees that it shall enter into a new lease with such successor-in-interest to Landlord, if requested, for the balance of the Term then remaining hereunder upon the same terms and conditions as set forth in this Lease.

21.           Estoppel Certificate.

21.1         Generally.  Within ten (10) days following any written request by Landlord from time to time, Tenant shall execute and deliver to Landlord an estoppel certificate, which shall be substantially in the form of Exhibit “I”, attached hereto, or such other form as may be required by any prospective mortgagee or purchaser(s) of this Building, certifying: (a) the Commencement Date of this Lease; (b) the fact that this Lease is in full force and affect and has not been modified, except as may be represented by Landlord stating the date and nature of such modifications; (c) the date to which the Monthly Basic Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other information requested by Landlord or Landlord’s mortgagee or prospective mortgagee or purchaser(s). Landlord and Tenant intend that any statement delivered pursuant to this Article 21 may be relied upon by Landlord, and by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

21.2         Presumption of No Default.  Tenant’s failure to deliver such statement within the time period specified in Article 21.1 shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance hereunder, and (c) not more than one (1) month’s Rent has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) days of Tenant’s receipt of Landlord’s request therefor shall constitute a material default under this Lease.

22.           Performance by Tenant.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole risk, cost and expense and without any abatement of Rent or offset. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any mortgage and note secured by any encumbrance covering the Premises or the Building. Therefore, if any check submitted by Tenant in payment of Rent due under this Lease shall be returned for insufficient funds, or installment of Monthly Basic Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder, Tenant shall pay to Landlord, as Additional Rent, the sum of ten percent (10%) of the overdue amount as a late charge (“Late Charge”). Such overdue amount shall also bear interest at an annual rate equal to three percent (3%) over the reference rate of the largest state chartered bank (but in no event more than the maximum rate allowed by law) (“Interest Rate”). The Interest Rate shall be assessed from the date either the Monthly Basic Rent is due or, as to any obligation other than Monthly Base Rent, from the date of Tenant’s receipt of notice from Landlord, until the date of payment by Tenant. Landlord may require that Tenant thereafter pay its Monthly Basic Rent or other charges by cashier’s check. Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord twice in any consecutive twelve (12) month period, for whatever reason, Landlord shall have the option following the imposition of the second late charge to collect, quarterly in advance, any Rent owed by Tenant under this Lease. Tenant shall pay such payment on the first day of the calendar month immediately following notice from Landlord of exercise of such option. Tenant shall pay all intra-quarterly upward adjustments monthly when Rent is due, and Landlord shall credit Tenant’s next quarterly payment with all intraquarterly downward adjustments. Such option may be exercised by Landlord in Landlord’s absolute discretion and shall not be construed as an obligation of the Landlord.

23.           Surrender.

23.1         Surrender of Premises.  Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises (including all Alterations which Tenant is not required to remove pursuant to this Lease) to Landlord, broom clean and in as good order and condition as of the Commencement Date, ordinary wear and tear and damage from casualty excepted. Upon such surrender, the Premises shall be free and clear of all of Tenant’s equipment, furniture, fixtures, and Alterations which Tenant is required to remove under this Lease, and any other personal property located in the Premises. Any property left on the Premises at the expiration or other termination of this Lease, or after the happening of any of the defaults specified in Article 19, may, at the option of Landlord, either be deemed abandoned or be placed in storage, in the name of, and for the account of, and at the sole risk, cost, and expense of, Tenant, or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises upon the expiration or other termination of this Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. In addition, prior to surrendering the Premises, Tenant shall pay to Landlord any and all unpaid Rent which shall have accrued and any other sums which Tenant shall owe to Landlord under this Lease. Failure on the part of Tenant to strictly comply with the provisions of this Article 23.1 shall not be deemed a valid surrender of the Premises. If, during the last month of the Lease Term, Tenant shall have removed all or substantially all of Tenant’s personal property from the Premises, Landlord shall have the right to enter the Premises to alter, renovate and decorate the same without Tenant being entitled to any abatement of

Rent.

23.2         Holdover.  In the event Tenant holds over after the Expiration Date (which, for purposes hereof, shall mean that Tenant failed to properly surrender the Premises to Landlord as of such date) with or without the express or implied consent of Landlord, such tenancy shall be from month-tomonth only and terminable by either party upon thirty (30) days notice. In no event shall such holdover be construed to be a renewal of this Lease. Tenant shall pay the Rent equal to Two Hundred percent (200%) of the Rent payable during the last month of the Lease Term, and shall comply with all other terms, covenants and conditions hereof. Nothing contained in this Article 23.2 shall be construed as consent by Landlord for any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender the possession of the Premises to Landlord as provided in this Lease upon expiration or earlier termination of this Lease. The provisions of this Article 23.2 shall not be deemed to limit or constitute a wavier of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that in the event Tenant holds over without the express consent of Landlord for any reason whatsoever, Tenant shall be liable for any and all damages suffered by Landlord as a result thereof, including, but not limited to, loss of rental income due to Landlord’s inability to enter into a new lease with a prospective tenant. Therefore, if Tenant fails to surrender the Premises upon the Expiration Date, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney’s fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

24.           Performance by Landlord.  Tenant’s obligation to pay Rent and to observe and perform all of the terms and conditions of this Lease shall in no event be affected or excused as a result of Landlord’s inability to fulfill any of its obligations under this Lease, if Landlord is so prevented by reason of any cause beyond Landlord’s reasonable control, including, but not limited to, acts of God, strike or labor disputes, fuel or energy shortages, governmental preemption, national emergency, war or other emergency. Any such inability shall be excused by Tenant without any liability on the part of Landlord.

25.           Failure to Give Possession.  The parties hereto agree that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable and such delay shall be excused by Tenant without any liability on the part of Landlord. The parties hereto further agree that Tenant shall not be obligated to pay Rent during such period of delay, unless such delay is caused due to the fault of Tenant, its agents, employees, or contractors. In no event, however, shall such delay extend the Lease Term. In the event Tenant is allowed to occupy the Premises (or other premises in the Building) during such period of delay, such occupancy shall be subject to all of the terms, covenants, and conditions of this Lease, including without limitation, Tenant’s covenant to pay Rent as required pursuant to Article 3.

26.           Broker(s).  As a material part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that, except as set forth on the Basic Lease Information and Definitions, no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Lease on behalf of the Tenant and that Tenant knows of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation for representing Tenant in connection with this Lease. Any such other broker, agent or finder of Tenant whom Tenant has failed to disclose, in writing, to Landlord shall be paid solely by Tenant. Tenant shall indemnify and hold Landlord harmless from all damages paid or incurred by Landlord resulting from any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant as required hereunder.

27.           Notices.  Any notice, request, consent or communication required or permitted hereunder must be in writing and shall be given by personal delivery, reputable overnight courier, or by mail, and, if given by mail, shall be deemed sufficiently given if and when sent by registered or certified mail, return receipt requested, to the address of the party receiving such notice or consent at the address set forth for such party on the Basic Lease Information and Definitions. Either party, by notice to the other given in the aforesaid manner, may specify a different address or agent for notice purposes, except that Landlord may in any event use the Premises as Tenant’s address for notice purposes. If more than one person or entity constitutes Tenant under this Lease, service of notice or consent upon any one of said persons or entities shall be deemed to constitute service upon all of said persons or entities.

28.           Building Planning.  Landlord hereby reserves the one-time right at any time after execution hereof to substitute for the Premises other premises in the Building (“New Premises”), in which event the New Premises shall be deemed to be the Premises for purposes of this Lease. In the event Landlord provides Tenant with written notice of its intent to exercise its rights hereunder (“Relocation Notice”), the substitution for the Premises shall be completed at such time and in such manner as to inconvenience Tenant as little as practicable within ninety (90) days from the date of Relocation Notice, but in no event later than three (3) days after Landlord’s notice to Tenant that the New Premises is ready for occupancy by Tenant and shall be further subject to the following conditions:

(a)  The amount of the Rentable Area of New Premises shall be comparable to that of the “initial” Premises; and

(b)  Any such substitution shall be effectuated only for the purpose of accommodating a tenant that will occupy all or a substantial portion of the floor on which the “initial” Premises are located; and

(c)  Landlord shall provide Tenant at Landlord’s cost and expense with new letterhead stationery, envelopes and business cards and shall provide tenant improvements in the New Premises similar in quality and value (taking into account the age, depreciation, and wear and tear) to those in the “initial” Premises, and move Tenant’s personal property and equipment from the “initial” Premises to the New Premises. In addition, Landlord shall pay for Tenant’s reasonable moving costs, including but not limited to the costs of moving cabling, furniture, etc.

Tenant shall have the option within thirty (30) days following delivery of Relocation Notice to deliver to Landlord a written notice either accepting the New Premises then being offered by Landlord (such offer to include the floor location and the as-built plans of the New Premises and the projected move-in date), or to terminate this Lease within one hundred eighty (180) days following Tenant’s election to terminate. Notwithstanding the foregoing however, Landlord shall have the right to rescind its election to substitute new premises within thirty (30) days following Tenant’s delivery of its notice to Landlord, thereby nullifying Tenant’s election. If Tenant fails to give such notice, such termination option shall be null and void and of no further force and effect. If Tenant elects to terminate this Lease and Landlord does not rescind its notice to substitute new premises, Landlord shall pay Tenant, within thirty (30) days following expiration of Landlord’s right to rescind its election as set forth above, an amount equal to the unamortized book value of the excess Tenant Improvements in the Premises paid for solely by the Tenant pursuant to Article 7.2 of the Work Letter Agreement. Notwithstanding any good faith dispute between the parties over any issue relative to the provisions of this Article 28, Tenant shall in no event fail or refuse to vacate the premises in a timely manner when a TCO has been provided to the New Premises or, if Tenant has elected to terminate this Lease.

Concurrently with such relocation of the Premises, Landlord and Tenant shall immediately execute an amendment to this Lease reflecting the substitution of the Premises.

29.           Binding Effect; Applicable Law.  All of the terms, covenants, and provisions of this Lease shall be deemed to be covenants. All such covenants shall bind and inure to the benefit of Landlord and Tenant, their respective legal representatives, successors, heirs, and assigns, except as otherwise provided hereunder and subject to any restrictions on assignments. This Lease shall be governed by and construed pursuant to the laws of the State of California.

30.           Rules and Regulations.  Tenant shall, and shall cause its agents, employees, contractors, visitors and licensees to, faithfully observe and comply with the Rules and Regulations attached to this Lease as Exhibit “B” and such other reasonable rules and regulations as Landlord may from time to time adopt and modify (collectively, the “Rules and Regulations”). Notice of all additional rules and regulations shall be given in such manner as Landlord may elect. In no event shall Landlord be liable to Tenant for failure on its part to enforce any of the Rules and Regulations or for any violation of such Rules and Regulations by other tenants of the Building.

31.           Change in Ownership.  For purposes of this Lease, the term “Landlord” with respect to obligations of Landlord contained in this Lease means (a) the owner, mortgagee-in-possession or grantee-in-possession under a deed of trust, or (b) the owner or lessee of the entire Building, as applicable. In the event of a sale by Landlord of (x) the Building, (y) the real property upon which the Building is situated, or (z) Landlord’s interest in the ground lease on the real property underlying the Building, together with an assignment of Landlord’s interest in this Lease, Landlord shall be and hereby is relieved of any and all obligations of Landlord hereunder without the necessity of any further consent by Tenant.

32.           Joint and Several.  If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

(b) the term “Tenant”, as used in this Lease, shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant. If Tenant is a partnership, then the foregoing is applicable to each partner and each future partner of Tenant, with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. Further, where Tenant is a partnership, withdrawal from such partnership does not terminate liability under this Lease for such withdrawing partner.

33.           Examination of Lease.  The submission of this Lease to Tenant for execution shall in no event be construed as an offer to lease, or a reservation of, or option for, the Premises. The parties hereto agree and acknowledge that this Lease shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

34.           Waiver.  The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition of this Lease or the Rules and Regulations or the Parking Rules and Regulations or any Exhibit to this Lease, shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations or Parking Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation or Parking Rule or Regulation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No provision of this Lease shall be deemed to be waived by Landlord, unless such waiver is made in writing signed by Landlord.

35.           Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

36.           Terms and Headings.  The Article headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

37.           Time.  Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

38.           Prior Agreement; Amendments.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior warranty, representation, agreement, or understanding, oral or written, express or implied, pertaining to any such matter whether by either party, their respective representatives or brokers, shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. The parties hereto acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein. Any consent or approval to be given by Landlord under this Lease shall not be unreasonably withheld to the extent that a reasonable standard is expressly provided in this Lease for such specific consent or approval; otherwise, Landlord may withhold any consent or approval for any reason or no reason, at Landlord’s sole discretion. Landlord’s failure to respond to a request for consent or approval from Tenant within thirty (30) days (or such other period as may be provided in this Lease) shall be deemed to constitute the withholding of such consent or approval.

39.           Severability and Independence.  Any provision of Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect. The obligations of Tenant under this Lease to pay Rent when due and perform its other obligations as stated herein are independent and not dependent on the obligations to be performed by Landlord, and Tenant hereby expressly waives the benefit of any statute to the contrary, except as otherwise expressly provided in this Lease.

40.           Recording.  Tenant shall not record this Lease or a short form memorandum thereof without the prior written consent of Landlord, and if such recording is permitted, it shall be at the sole cost and expense of Tenant, including any documentary transfer taxes or other expenses related to such recordation. A violation by Tenant of this Article 40 shall constitute a material default hereunder.

41.           Limitation on Liability.  The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, any ground lessor or mortgagee, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord, any ground lessor or mortgagee, or any of their personal assets for satisfaction of any liability in respect of this Lease.

42.           Signs.  Tenant shall not place any sign upon or within the Premises or the Building without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion with Tenant to pay for all cost of removal (or restoration) of any such signs. In the event that Tenant shall place any sign upon or within the Premises or the Building without Landlord’s prior written consent, Landlord shall have the right to remove such signage at Tenant’s sole cost and expense. Tenant shall be entitled to Building standard suite signage, and listing in the computerized Building directory as set forth in Paragraph 12 of Exhibit “B”.

43.           Modification for Mortgagee.  If, in connection with obtaining construction, interim or permanent financing for the Building, Landlord’s mortgagee or prospective mortgagee committing to become a record mortgagee, shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto and will join in such modifications; provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

44.           Financial Statements.  At any time during the Lease Term, Tenant shall, upon ten (10) days’ prior notice from Landlord, provide Landlord with current financial statements of the two (2) years prior to the then current calendar year. Such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited by an independent certified public accountant.

45.           Authority.  If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant to Landlord that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord upon execution hereof and that the corporation is in good standing and authorized to do business in the State of California.

46.           Storage Space.  In the event Landlord leases space in the Building to Tenant for storage purposes, such space shall be used by Tenant exclusively for such purpose. In no event shall any other Building Services be furnished to such space, except for lighting which shall be sufficient, in Landlord’s judgment, for storage purposes. Landlord specifically disclaims any express or implied representation or warranty that the storage space shall be constructed in accordance with, or otherwise comply with, any applicable law or building code, and any occupancy of the storage space shall be on an “as is” basis. In the event any governmental entity or official shall at any time require Tenant to cease use of the storage space, require significant improvement or alteration of the storage space, or impose any financial or other burden (or any condition to the use of any portion of the remainder of the Building) upon Landlord, Landlord shall have the absolute right immediately to terminate Tenant’s rights to use of the storage space, effective upon the delivery of written notice to Tenant, all without any liability whatsoever to Tenant on account thereof.

47.           Professional Fees.

47.1         Generally.  Should either party to this Lease bring suit against the other with respect to matters arising from or growing out of this Lease, then the prevailing party therein shall be entitled to recover all of its incurred costs and expenses from the non-prevailing party in connection with such litigation or other proceeding and any appeal thereof, including without limitation, reasonable attorney’s and experts’ fees and costs, which obligation on the part of the non-prevailing party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

47.2         Landlord as a Defendant.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s use or occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees, including appraisers’, accountants’, attorneys’ fees and expert witnesses (collectively, “Legal Related Expenses”). Should Tenant take any action which results in Landlord incurring any legal Related Expenses (other than the negotiation of this Lease), then Tenant shall immediately reimburse Landlord for such Legal Related Expenses unless a court of competent jurisdiction has finally determined that Landlord was in default under the terms of this Lease beyond the applicable cure period and that such default was the cause of Tenant taking such action. Further, if Tenant files or causes the filing of any legal action against Landlord and subsequently dismisses or causes the dismissal of such legal action, Tenant shall immediately reimburse Landlord for all Landlord’s Legal Related Expenses, whether or not Tenant was justified in filing such legal action against Landlord.

48.           Common Areas.  Tenant shall have the non-exclusive right to use the Common Areas with other tenants in the Building, subject to the Rules and Regulations. As used herein, the term “Common Areas” shall include, but not be limited to, the common entrances, lobbies, automobile parking spaces, restrooms, elevators, stairways and access ways, loading docks, ramps, drives and platforms, passage ways and service ways, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas appurtenant to the Building. Landlord hereby reserves the right from time to time to make any changes to the Building and Common Areas as Landlord, in its sole and absolute discretion may deem appropriate, including, without limitation, the withdrawal and direct lease of any portion of the Common Areas and the relocation of driveways, entrances, exits, corridors and/or automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities thereof. Nothing contained herein shall be deemed to create any liability upon

Landlord for any injury to or death of persons or for damage to or destruction of property, including without limitation, for any damage to motor vehicles of Tenant, its customers or employees, or for loss of property from within such motor vehicles unless caused by the sole active negligence of Landlord, its agents, servants, or employees; it being understood that any person’s use of the parking facilities or Common Areas shall be at their sole risk. Landlord shall at all times during the Lease Term have sole and exclusive control of the Common Areas and may at any time and from time to time exclude and restrain any person from use or occupancy thereof. Tenant shall keep the Common Areas free and clear from any obstructions created or permitted by Tenant or resulting from Tenant’s use of the Premises. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant shall at Tenant’s sole cost, risk and expense, promptly upon demand by Landlord, correct such situation by action or proceeding against all such unauthorized persons.

49.           Termination by Landlord.  In the event Landlord exercises its right to terminate this Lease, unless otherwise specified, such termination shall be effective thirty (30) days after Tenant’s receipt of written notice thereof. Upon such termination, Tenant shall surrender the Premises as provided in Article 23.1. Failure on the part of Tenant to surrender the Premises on the date upon which Landlord’s termination is effective shall constitute a holdover without Landlord’s consent, subject to the provisions of Article 23.2.

50.           No Partnership or Joint Venture.  Nothing in this Lease shall be deemed to create a partnership, joint venture or other business enterprise between Landlord and Tenant. It is the express intent of the parties hereto that their relationship with regard to this Lease shall be and remain that of Landlord and Tenant. Further, nothing in this Lease is intended to benefit any person or entity who is not a party or a successor to any party to this Lease (other than any mortgagee of Landlord).

51.           Parking and Transportation Management.  Tenant shall lease the number of vehicle parking privileges set forth in the Basic Lease Information and Definitions, which parking privileges shall permit Tenant to park on those portions of the Common Areas designated by Landlord for parking, with Landlord reserving the right to set and increase monthly fees for such privileges from time to time during the Lease Term. Tenant shall pay the monthly parking fee (inclusive of any applicable taxes) to Landlord in advance on the first day of each calendar month concurrently with the Monthly Basic Rent and such fee shall be collectible as Additional Rent hereunder. Any delay or failure by Landlord in delivering any statement pursuant to this Article 51 shall not constitute a waiver of Landlord’s right nor shall it relieve Tenant of its obligations pursuant to this Article 51. The parties hereto agree and understand that this provision shall survive the expiration or earlier termination of this Lease. Tenant’s failure to pay such monthly parking fee shall be deemed a material breach of this Lease and shall entitle Landlord to all the rights and remedies which would be available to Landlord in the event of Tenant’s default in payment of Rent. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such parking spaces reserved, if it determines in its sole discretion that it is necessary for orderly and efficient parking. Tenant shall not use more parking spaces than said number of parking privileges. In the event Landlord has not assigned specific spaces to Tenant, Tenant shall not use any parking spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Tenant shall, and shall cause its agents, employees, contractors, visitors and licensees to, faithfully observe and comply with the Parking Rules and Regulations attached to this Lease as Exhibit “C” and such other reasonable parking rules and regulations as Landlord may from time to time adopt and modify (collectively, the “Parking Rules and Regulations”). Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building, to reduce traffic. Such programs may include, but shall not be limited to, car-pools, van-pools and other ride sharing programs, public and private transit, flexible work hours, preferential assigned parking programs and registrar programs to coordinate tenants of the Building with existing or proposed traffic mitigation programs. Tenant acknowledges that as a part of this program, Tenant shall be required to distribute employee transportation information at the Commencement Date, participate in annual employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation related activities, distribute commuter information to all employees prior to relocation and to new employees when hired, and otherwise participate in other programs or services initiated under any transportation management program affecting tenants of the Building. To the extent that other monthly unreserved parking privileges are available in the Building and are not committed to another tenant, subject to the prior written approval of Landlord, Tenant may use such parking privileges on the terms and conditions provided herein except that such use shall be on a month to month basis.

52.           Providers of Special Building Services.

52.1         Generally.  Landlord has advised Tenant that certain building services, including, without limitation, office services, telecommunication services, concierge services and other tenant-serving retail services may be offered to tenants of the Building by a concessionaire under contract with Landlord or by a tenant under lease with Landlord (collectively, “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

52.2         Representation.  Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services provided or to be provided by Provider, or the quality, reliability or suitability thereof; (ii) Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the repair, maintenance, furnishing, operation or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any actual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

53.           Trial by Jury.  Landlord and Tenant each expressly waive their right to trial by jury in any trial held as a result of a claim arising out of or in connection with this Lease in which Landlord and Tenant are adverse parties. The filing of a cross complaint by one against the other is sufficient to make the parties “adverse”.

54.           Statute of Limitations.  Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this Article is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

55.           Nonmerger.  The voluntary or other surrender of this Lease, a mutual cancellation thereof, or the estates of Landlord and Tenant in the Premises or the improvements otherwise becoming vested in the same owner shall not work a merger, and may, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

56.           Construction.  This Lease and all terms and provisions hereof are the product of mutual negotiation and drafting on the part of both Landlord and Tenant. In connection with such negotiation, each party has had the opportunity to be represented by legal counsel and has discussed the terms and provisions of one or more drafts of this Lease and has had the opportunity of making modifications to this Lease as appropriate. If there is any ambiguity in any of the terms or provisions of this Lease, such ambiguity shall not be construed against or in favor of either party on account of a party drafting the Lease or the respective positions or the nature of any party but shall be construed in accordance with the fair meaning of such term or provision in light of the other related terms and provisions of the Lease which evidence the intent of the parties. Each party waives the provisions of any applicable law that is contrary to the terms in this Article 56. All references to sections, articles and exhibits are to sections, articles and exhibits in or to this Lease unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar imports when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

57.           Exhibits and Riders.  The Exhibits and Riders attached to this Lease are incorporated herein by this reference.

TENANT:		LANDLORD:

RENTECH, INC.,		CENTER WEST,
a Colorado corporation		a California limited partnership

		By:	GLENSHIRE, INC.,
By:	/s/ D. Hunt Ramsbottom		a California corporation,
Name:	D. Hunt Ramsbottom		General Partner
Its:	President and CEO

			By:	/s/ Cyrus Hekmat
By:			Its	General Partner
Name:
Its:

EXHIBIT “A-1”

FLOOR PLAN OF THE SUITE 710 PREMISES

(Not to Scale)

701
702
703
704
705
706
700
716
715
707
718
717
708
ELEVATOR LOBBY
MEN
DN
UP
714
709
ELEC./TELE.
STAIR NO.2
713
712
711
710

Suite 710

5,442 Rentable Square Feet

# CENTER WEST

10877 WILSHIRE BOULEVARD

A-1

EXHIBIT “A-2”

FLOOR PLAN OF THE SUITE 708 PREMISES

(Not to Scale)

Suite 708

1,739 Rentable Square Feet

# CENTER WEST

10877 WILSHIRE BOULEVARD

A-2

EXHIBIT “B”

RULES AND REGULATIONS

1.             All areas of the Building other than those under to tenants, including halls, passage ways and service ways, exits, entrances, elevators, lobbies, restrooms, stairs, loading and unloading areas, trash areas, roadways, walkways, parkways, driveways and landscaped areas appurtenant to the Building (collectively, “Building Common Areas”) shall be under the sole and absolute control of Landlord who shall have the exclusive right to regulate and control such areas. The Building Common Areas shall not be obstructed by Tenant, or used by Tenant, for any purpose other than for ingress to and egress from the Premises. The Building Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence the Landlord considers, in its sole and absolute discretion, to be prejudicial to the safety, character, reputation and interests of the Building and the tenants of the Building; provided, however, that nothing contained herein shall be construed to prevent such access by persons with whom Tenant normally deals in the ordinary course of its business, except that Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner act in violation of any of the Rules and Regulations of the Building. Tenant shall not permit any employee or invitee of Tenant to go upon the roof of the Building.

2.             Landlord retains absolute control over the exterior appearance of the Building and the exterior appearance of any Premises as viewed from the exterior of the Building, public halls or passageways, and Tenant shall not, without Landlord’s prior written consent, install or permit to be installed any awnings, files, fixtures, furniture, lighting, paintings, curtains, drapes, blinds, shades, signs, lettering, placards, decorations or advertising media of any type, or any other item which can be viewed from the exterior of the Building, public halls or passageways. If Landlord consents to the installation on any such items, Tenant shall not make any changes, alterations or modifications to said installed items without the prior written consent of Landlord, and Tenant shall maintain such items at its expense in a neat and orderly manner at all times. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent of a quality, type, design and bulb color approved by Landlord.

3.             The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this Rule 3 by Tenant or any of Tenant’s employees or invitees shall be the responsibility of Tenant.

4.             Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord a reasonable charge therefor.

5.             Tenant shall not lay or permit to be laid linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this Rule 5 or removal of any floor covering shall be borne by Tenant. Tenant shall take good care of any and all floor and window coverings installed at any time in any portion of the Premises, and Tenant shall cause to be made, as and when needed, by persons approved by Landlord, all repairs in and to such coverings and shampoo and/or clean any of such coverings as necessary to preserve them in good order, condition and appearance. Upon the expiration or other termination of the Lease Term, Tenant shall surrender such coverings to Landlord in as good order, condition and repair as they were upon the installation thereof, ordinary wear excepted.

6.             No person shall be allowed to transport or carry beverages, food containers, etc., on any passenger elevators other than for personal, individual consumption. The transportation of such items shall be via the service elevator in such manner as prescribed by Landlord.

7.             Tenant shall not sell, or permit the sale, of newspapers, magazines, periodicals, theater tickets, sodas, snacks or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

8.             In the event Tenant fails to keep and perform any of the terms and conditions of this Exhibit, notwithstanding any provision to the contrary in this Lease, immediately upon written notice from Landlord of such failure, Landlord shall have the right to restore the Premises or Building to its original condition, and Tenant shall reimburse Landlord upon demand for such cost of restoration. Landlord may demand that Tenant immediately restore the Premises or Building to its original condition. A failure by Tenant to comply with the terms and provisions of this Exhibit shall constitute a default under this Lease and Landlord shall be entitled to any and all remedies which may be available to Landlord.

9.             Tenant shall give Landlord prompt written notice of any accidents occurring in, or related to the Building, or of defects in the Building, including the plumbing, water pipes, electric wire or heating apparatus, so that same may be attended to promptly.

10.           No water cooler, heating or air conditioning unit or system or other apparatus other than that supplied or approved by Landlord, shall be installed or used by Tenant without the prior written consent of Landlord.

11.           Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall do anything in the Building, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire, or which shall conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any rules or ordinances established by any other governmental agency.

12.           The computerized electronic directory of the Building will be provided for the display of the name and location of Tenant and a reasonable number of the principal officers and employees of Tenant, and Landlord reserves the right to exclude any other names therefrom. Any additional names which Tenant shall desire to place upon said directory must first be approved by Landlord, and, if so approved, a charge will be made therefor. Landlord’s acceptance of any name for listing on the directory of the Building will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

13.           Tenant shall not permit any employee or visitors of Tenant to use public areas of the Building on the ground floor level and above, including elevators, while wearing athletic attire, including, without limitation, bathing suits, sweat suits, cut off jeans, shorts, etc.

14.           Tenant shall not mark, paint, drive nails, screw or drill into partitions, woodwork or plaster in the Premises or in any way deface the Premises or any part thereof, except to install normal wall hangings.

15.           Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning, including ensuring that the drapes and other window coverings are closed when the sun’s rays fall on the windows of the Premises, and complying with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Building’s heating, ventilating, air-conditioning, electrical, plumbing, sprinklering, fire safety or lighting systems. Tenant shall not tamper with or change the setting of any fixed thermostats or temperature control valves. Tenant shall keep corridor doors closed at the end of each business day. Heat, air conditioning and electric current for normal lighting shall be provided during the hours of 8:00 a.m. to 6:00 p.m. on Monday through Friday and on Saturdays from 9:00 a.m. to 1:00 p.m. (excluding in any event Sundays and legal holidays, it being understood that legal holidays shall mean and refer to those holidays of which Landlord provides Tenant with reasonable prior written notice, but shall in any event include those holidays on which the New York Stock Exchange is closed) (“Business Hours”). Any heat, air conditioning and electric current for normal lighting provided by Landlord to Tenant during non-Business Hours shall be furnished at Tenant’s sole cost and expense based upon Landlord’s then prevailing hourly charges.

16.           Mail carts or hand trucks not equipped with rubber tires and side guards shall not be used in the Premises or in the public halls of the Building, either by the Tenant or others. Mail carts or hand trucks, whether or not equipped with rubber tires or side guards, shall not be brought into or used in the passenger elevator or the lobby of the Building. No other vehicles of any kind (other than a wheelchair for an individual) shall be brought into the Building or kept in or about its Premises by Tenant, its employees, agents or invitees.

17.           Landlord shall have the right, without any liability to Tenant, to change the name and street address of the Building of which the Premises are a part, provided that Landlord shall provide Tenant with prior notice of any such change.

18.           Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19.           Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 6:00 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and the property contained therein.

20.           Landlord reserves the right to exclude from the Building persons who do not present a pass or other identification acceptable to Landlord. If Landlord requires passes, Landlord will furnish passes to persons for whom Tenant requests a pass. Tenant shall be responsible for all persons for whom it requests passes or requests admission to the Building and Tenant shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord’s sole and absolute discretion, Landlord reserves the right to prevent access to the Building during the continuance thereof by such actions as Landlord may deem appropriate, including closing and locking doors. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant from whose Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility or liability on Landlord for the protection of Tenant against the removal of property from the Premises.

21.           Tenant shall comply with all requirements necessary for the security of the Premises, including the use of service passes issued by Landlord for after-hours movement of office equipment and packages, and signing the security register in the Building lobby for after-hours ingress and egress.

22.           All freight and furniture must be moved into, within, and out of the Building under the supervision of Landlord and according to such regulations as may be posted in the office of the Building, but Landlord will not be responsible for the loss or damage of such freight from any cause. Material, including beverages, food and supplies, shall not be transported within the Building except as Landlord may prescribe from time to time.

23.           No bicycles, vehicles, birds or animals of any kind except seeing-eye dogs shall be brought into or kept in or about the Premises. No cooking shall be done or permitted on the Premises by Tenant, except that utilization by Tenant of Underwriters’ Laboratory-approved equipment for the preparation of coffee, tea, hot chocolate and similar items for Tenant’s employees and business visitors shall be permitted provided the power necessary for such use does not exceed that amount which can be provided by a 30 amp circuit. The use of a microwave oven shall be permitted provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Tenant shall not use or keep in or about the Building any kerosene, gasoline or inflammable or combustible fluid or material Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in or about the Building, or permit or suffer the Building to be occupied or used in a manner offensive or objectionable to Landlord or other tenants because of noise, odors, vibrations, or otherwise, or interfere in any way with other tenants of the Building or those having business in the Building.

24.           Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of its Premises.

25.           Prior to the exit of its Premises, Tenant shall cause all doors of its Premises to common hallways of the Building to be closed and securely locked, and shall observe strict care and caution that all water faucets and water apparatus and, except with regard to Tenant’s computers and other equipment which require utilities on a twenty-four (24) hour basis, all electricity, gas or air outlets are shut off so as to prevent waste or damage. In the event that Tenant fails to comply with the provisions of this Rule 25, Tenant shall indemnify, defend and hold harmless Landlord and other tenants of the Building for all costs and damages resulting therefrom. On multiple tenant floors, Tenant shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

26.           Canvassing, soliciting, distribution of handbills or any other written material, or peddling in on, or about the Building or the real property on which the Building is located is prohibited, and Tenant shall cooperate and assist Landlord to prevent same.

27.           Except as otherwise provided in this Lease or any exhibits thereto, no vending machines and soft drink machines shall be installed, maintained or operated upon the Premises; furthermore, Tenant shall not use outside vendors for delivery or service to the Premises for food, milk, soft drinks, bottled water, ice, plant maintenance or any other services, except from persons (“outside vendors”) authorized by Landlord and at the hours and under regulations fixed by Landlord. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by such outside vendors.

28.           Tenant shall store all of its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Los Angeles without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

29.           Tenant shall not engage in or permit any advertising or public relations which, in Landlord’s opinion, tends to impair the reputation or the desirability of the Building or suggests that Tenant is anything other than a tenant in the Building.

30.           The Premises shall not be used for storing merchandise held for sale to the general public, excluding clients of Tenant, or for conducting any auction, or for lodging, manufacturing, or washing clothes, nor shall the Premises be used for any improper, immoral, objectionable or illegal purpose. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber or manicure shop, or employment bureau, without the express written consent of Landlord. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises nor advertise for laborers giving an address at the Premises.

31.           When electric wiring of any kind is introduced into the Building, it must be connected as directed by the Landlord, and no boring or cutting of wires will be allowed without the prior consent of Landlord. The location of telephones, telegraph instruments, electric appliances, call boxes and similar instruments shall be prescribed by Landlord. No apparatus of any kind, other than normal office machines and equipment, shall be connected to the electrical system of the Building without the prior written consent of Landlord.

32.           Tenant shall not employ any person or persons other than Landlord’s janitorial service to perform above-standard cleaning and maintenance in the Premises. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of repairs or alternations to the Premises. Tenant shall not cause any unnecessary janitorial labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness in its Premises. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done by the effects of Tenant by any janitorial personnel or any employee of Landlord. Janitorial service shall include ordinary dusting and cleaning and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished in rooms when such rooms are occupied after 7:00 p.m. Interior window cleaning shall be performed only by Landlord.

33.           The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work, nor do anything beyond their regular duties unless under special instruction from the office of the Building. Employees of Landlord will not be obligated to admit any person (tenant or otherwise) to any office without specific instructions from the office of the Building.

34.           No furniture, bulk packages, bulk supplies, bulk merchandise, bulk freight or bulk equipment of any kind shall be brought into and out of the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. Articles of unusual size or weight are not permitted in the Building.

35.           Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law which information has been provided to Tenant. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, as determined by Landlord, if such objects are considered necessary by Tenant, shall stand on such platforms as are determined by Landlord to be necessary to properly distribute the weight. Tenant’s business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

36.           If the Premises become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

37.           If there is a terrace located on the exterior of the Building adjoining the Premises, Tenant’s use of any such terrace shall be subject to Landlord’s prior written permission to use same and subject to any further rules and regulations as shall be promulgated by Landlord from time to time regarding such use.

38.           Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

39.           No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on part of the Premises, the Building or the real property on which the Building is located, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Interior signs on doors shall be inscribed, painted or affixed for each tenant by the Landlord, and shall be of a size, color and style acceptable to the Landlord. The space allocated by Landlord for Tenant on the computerized directory will be provided exclusively for the display of the name and location of Tenant, its officers and employees, without charge, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

40.           Tenant agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity. If in the opinion of Landlord Tenant uses electricity to excess or follows a regular practice of using electricity beyond Business Hours, Landlord shall have the right to estimate from time to time (both retroactively and prospectively) the amount that Tenant should pay on account thereof, and Tenant, after notice by Landlord of such estimate or revised estimate, agrees to pay such excess amount on the first day of each calendar month thereafter or, if such estimate be made during the last month of the term or after its expiration, promptly upon demand by Landlord. At all times Tenant’s use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises, of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts, without the prior written consent of Landlord. Tenant shall not install or use halogen floor or desk lamps.

41.           Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant in the Building but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

42.           These Rules and Regulations (including Parking Rules and Regulations attached) are in addition to the terms, covenants, agreements and conditions of this Lease. In the event these Rules and Regulations conflict with any provision of this Lease, this Lease shall control.

43.           Tenant shall not cause any electromagnetic signals or energy of any sort to be transmitted to or at any part of the Building, except as approved in advance by writing by Landlord.

44.           Except as otherwise provided in this Lease or any amendments thereto, Tenant shall not use outside vendors to obtain broadband telecommunication services, except from vendors authorized in advance by Landlord, which authorization is subject to Landlord’s sole and absolute discretion.

45.           Landlord reserves the right to make such other and reasonable Rules and Regulations (including Parking Rules and Regulations) as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

46.           Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT “C”

PARKING RULES AND REGULATIONS

1.             Tenant shall submit a written notice in a form specified by Landlord, containing the names, and office addresses and telephone numbers of those persons who are authorized by Tenant to use the parking privileges on a monthly basis (the “Authorized Users”) and shall identify each automobile, to which each such parking privilege shall be assigned by make, model and license number. Such notice shall be given to Landlord prior to the commencement of the Lease (such notice, as amended from time to time, hereinafter referred to as the “Parking Notice”). No officer, principal, employee, supplier, shipper, customer, visitor, invitee or contractor of Tenant or any other party whose name and address is not contained in the then current Parking Notice shall have any right to park an automobile in the area of the Building parking facilities designated for monthly parking and no person, whether or not his name is included in the Parking Notice, shall have any right to park an automobile not identified in the Parking Notice without (in either case) paying the parking charge then applicable for visitor parking in the Building parking facilities and parking in the area designated for visitor parking.

2.             Tenant and Authorized Users shall comply with all rules and regulations as set forth in these Parking Rules and Regulations, as they may be amended by Landlord from time to time. Landlord reserves the right to modify, add to, or delete from time to time such Parking Rules and Regulations as it deems reasonably necessary for the operation of the Building parking facilities. Landlord may refuse the issuance of monthly stickers or other identification devices, or to permit to park in the Building parking facility any person who violates the Parking Rules and Regulations or any City, State or Federal ordinance or Law or agreement, and any violation of the rules shall subject such person’s car to removal. Tenant shall acquaint all Authorized Users with the Parking Rules and Regulations.

3.             Every Authorized User is requested to park and lock his own car. All responsibility for damage to cars is assumed by Authorized Users and Landlord shall have no responsibility therefor. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Building parking facility or any part thereof caused by Tenant or its Authorized Users or resulting from vehicles of Authorized Users.

4.             Proximity cards, parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed if requested by Landlord and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Loss or theft of parking identification devices must be reported immediately to Garage Manager. Parking identification devises are not transferable. Any unauthorized transfer or use of parking access pr proximity card my result in cancellation of the card and forfeiture of registered user of the card’s parking privilege to park at the Building Parking facility. Any such device in the possession of an unauthorized holder will be confiscated. If a monthly parker automobile is found without the use of its monthly identification device, the automobile is subject to being tagged and the daily rate will be charged or it may lose future parking privileges. There will be a replacement charge to the Tenant or Authorized User for loss of any proximity card or other parking identification device. This charge is refundable in the event the lost card is found.

5.             Tenant and Authorized Users shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant and Authorized Users shall not leave vehicles in the Building parking areas overnight without written permission from the Garage Manager or Property Manager, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks and vans. Landlord may,

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in its sole discretion, designate separate areas for bicycles and motorcycles.

6.             Authorized Users shall not load or unload in areas other than those designated by Landlord for such activities. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, visitors or invitees to be loaded, unloaded, or parked in areas other than those designed by Landlord for such activities.

7.             Washing, waxing, cleaning or servicing of any vehicle by the Authorized User and/or his agents is prohibited. Landlord or Landlord’s Garage Manager may provide such services to Tenants, visitors, and guests at fees to be set by Landlord or Garage Manager from time to time.

8.             Cars must be parked “head in only” and entirely within the stall lines painted on the floor.

9.             All directional signs and arrows must be observed.

10.           The speed limit shall be 5 miles per hour.

11.           Spaces are for the express purpose of one automobile per space unless a parking attendant approved by Landlord directs otherwise.

12.           Parking is prohibited, unless a parking attendant employed by Landlord directs otherwise:

a.     in areas not striped for parking;

b.     in aisles;

c.     where “No Parking” or “Handicap” signs are posted;

d.     on ramps;

e.     in crosshatched areas; or

f.      in such other areas as may be designated by Landlord, its agent, lessee or licensee.

13.           Landlord reserves the right at any time to relocate parking spaces and to substitute an equivalent number of parking spaces in the Building’s parking structure or subterranean parking facility. In addition, Landlord reserves the right at any time to temporarily relocate parking spaces in a parking facility, or surface parking area within a reasonable distance of the Premises.

14.           If Tenant permits or allows any of the prohibited activities described in these Rules and Regulations, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

15.           Garage Managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

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EXHIBIT “D”

FORM OF COMMENCEMENT DATE CERTIFICATE

To:	Center West, a California limited partnership

Date:	________________, 2____

Re:	Tenant’s Initial Certificate
10877 Wilshire Boulevard, Suite ____
Los Angeles, California 90024-4341

The undersigned, as the Tenant under that certain Lease (the “Lease”) dated ___________, made and entered into between Center West, a California limited partnership, as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.  The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.  The Commencement Date of the Lease is_________________.

3.  The Expiration Date of the Lease is____________________,_____.

4.  The Lease is in full force and effect and has not been modified or amended.

5.  Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

By:

Its:

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EXHIBIT “E”

INTENTIONALLY OMITTED

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EXHIBIT “F”

FORM OF LETTER OF CREDIT

(issuing bank letterhead)

DATE: (date of L/C issuance)

ADVISING BANK:	IRREVOCABLE STANDBY LETTER OF CREDIT
NUMBER: (L/C number)

BENEFICIARY:	APPLICANT:
CENTER WEST	RENTECH, INC.
A CALIFORNIA LIMITED PARTNERSHIP	10877 WILSHIRE BLVD.,SUITE 710
10877 WILSHIRE BLVD., SUITE 300	LOS ANGELES, CA 90024
LOS ANGELES, CA 90024
DATE AND PLACE OF EXPIRY:
day/month/year
at our counters
issuing bank - international department

AMOUNT: USD _____________

GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AVAILABLE FOR PAYMENT BY YOUR DRAFTS AT SIGHT DRAWN ON (NAME OF BANK) AND ACCOMPANIED BY THE DOCUMENTS AS SPECIFIED BELOW:

(A)       THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S) IF ANY.

(B)       BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“I, (name of signer), AN AUTHORIZED SIGNER FOR CENTER WEST, A CALIFORNIA LIMITED PARTNERSHIP, CERTIFY THAT THE TENANT UNDER THE LEASE AGREEMENT BETWEEN CENTER WEST, A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD, AND RENTECH, INC. HAS FAILED TO PERFORM AS TENANT ITS OBLIGATIONS UNDER THE LEASE. AS THE SAME MAY HAVE BEEN AMENDED OR ASSIGNED. THEREFORE, WE ARE DRAWING THE AMOUNT OF (AMOUNT OF DRAWING) UNDER (NAME OF BANK) LETTER OF CREDIT NUMBER (L/C NUMBER).”

SPECIAL CONDITIONS:

1.                             FOR PURPOSES OF THIS LETTER OF CREDIT, NO NOTICE BY THE BENEFICIARY TO THE TENANT SHALL BE REQUIRED BY THE ISSUING BANK AS A CONDITION OF ANY DRAW UNDER THIS LETTER OF CREDIT.

2.                             PARTIAL DRAWINGS ARE ALLOWED.

3.                             MULTIPLE DRAWINGS ARE ALLOWED.

4.                             IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY

FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY YOU BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR BY OVERNIGHT COURIER SERVICE TO THE BENEFICIARY ADDRESS AS STATED IN THIS LETTER OF CREDIT, THAT WE ELECT NOT TO RENEW THE LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. IN THE EVENT THAT WE NOTIFY YOU IN WRITING THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT OR THAT WE INTEND TO CLOSE PERMANENTLY OUR OFFICE IN LOS ANGELES, CALIFORNIA, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THIS ORIGINAL STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY WITHOUT PRESENTATION OF THE STATEMENT (B) ABOVE, OR ANY OTHER ADDITIONAL DOCUMENTATION.

5.                             THIS LETTER OF CREDIT SHALL NOT BE AUTOMATICALLY EXTENDED BEYOND A FINAL EXPIRY DATE OF day/month/year (final expiry date).

6.                             AT YOUR REQUEST MADE FROM TIME-TO-TIME, WE SHALL CONFIRM TO YOU IN WRITING THAT THIS LETTER OF CREDIT IS IN FULL FORCE AND EFFECT.

7.                             THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY FOR THE THEN RELEVANT AMOUNT WITHOUT ANY BANK CHARGES OR FEES TO THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF YOUR INSTRUCTIONS ACCEPTABLE TO US IN THE FORM ATTACHED HERETO AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

8.                             ANY (NAME OF BANK) FEES AND CHARGES FOR TRANSFER OF THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

EACH DRAFT DRAWN MUST STATE “DRAWN UNDER CREDIT NUMBER (L/C number) OF (NAME OF BANK).”

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF (NAME OF BANK), (BANK ADDRESS), ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, AS TO MATTERS NOT COVERED BY(ISP98) THIS LETTER OR CREDIT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

(authorized bank signature)

********

STANDBY WORDING APPROVAL
FIRM NAME:

Authorized Signature

APPENDIX

TRANSFER INSTRUCTIONS

THIS FORMS AN INTEGRAL PART OF IRREVOCABLE STANDBY

LETTER OF CREDIT NUMBER ________

Date:_____________	Re: Letter of Credit No. __________

Issued By:

(Banking Institute)

(International Department)

(address)

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of the Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Enclosed is remittance of $___________ in payment of your transfer commission and in addition thereto we agree to pay to you on demand any expenses which may be incurred by you in connection with this transfer.

Very truly yours,

SIGNATURE AUTHENTICATED
(signature of beneficiary)

(Bank)

(Authorized Signature)

EXHIBIT “G”

LANDLORD’S WORK

Suite 710 Premises

Room 710

•      Demolish existing partition

•      Construct new Building standard full height partition

•      Ceiling patch

•      Electrical - power and fixture relocation

•      Sprinkler relocation

Room 714

•      Demolish existing partition and remove vct

•      Construct 48” low wall with wood cap and transition soffit

•      Electrical - double duplex and phone/data outlets (3 each)

•      Re-use existing wood cap for new low wall

General

•      New Building standard carpet for the entire suite

•      New Building standard 4” cove base for the entire suite

•      Repaint entire suite to Building standard color and finish

•      Furnish and install refrigerator and dishwasher

•      Provide opening between the Suite 710 Premises and the Suite 708 Premises

Suite 708 Premises

•      New Building standard carpet for the entire suite

•      New Building standard 4” cove base for the entire suite

•      Repaint entire suite to Building standard color and finish

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EXHIBIT “H”

INTENTIONALLY OMITTED

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EXHIBIT “I”

FORM ESTOPPEL CERTIFICATE

The undersigned,_________, a _________(“Tenant”), the tenant under that certain Office Lease dated____________, between Tenant and Center West, a California limited partnership, as landlord (“Landlord”) hereby certifies to as follows:

1.             The Premises (the “Premises”) under the Lease is Suite __________ of 10877 Wilshire Boulevard, Los Angeles, California 90024.

2.             The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated: ___________ (copies of which are attached). The Premises have been completed in accordance with the terms of the Lease (except as noted on Attachment 1 attached hereto), Tenant has accepted possession of the Premises, and Tenant now occupies the Premises and is open for business.

3.             The Lease has not been assigned, encumbered, subleased or transferred by Tenant in any manner other than:_________.

4.             The Commencement Date of the Lease is_________, and the expiration date of the Lease is_________. There are no options to extend the term of the Lease beyond such expiration date other than:_________.

5.             The present Monthly Basic Rent under the Lease is $__________, and there is no claim or basis for an adjustment thereto. The sum of $____, representing ____ month’s rent has been paid in advance. No rent has been or will be paid by Tenant during the term of the Lease for more than one (1) month in advance, other than:__________.

6.             The security deposit held by Landlord under the Lease is $_________.

7.             Rent under the Lease has been paid through the month of __________. Tenant’s estimated share of Excess Expenses payments have been paid through ___________.

8.             The Premises are presently occupied by Tenant.

9.             Tenant has accepted the Premises without condition or qualification under the Lease (except as noted on Attachment 1 attached hereto) and Landlord has completed and complied with all conditions of such acceptance (except as noted on Attachment 1 attached hereto).

10.           To the best knowledge of Tenant, neither it nor Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights or offset against payment of rent under the Lease, except as follows:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

11.           Tenant acknowledges that Landlord has the right to assign the Lease and the rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Building without the consent of tenant.

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12.           Except as noted on Attachment 1, all and any special conditions to be performed by Landlord prior to or at the Commencement Date or as a condition thereof have been performed and satisfied.

Tenant makes this statement for the benefit and protection of ________ with the understanding that ________ intends to rely on this statement in connection with the ________ of the Building.

IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of ________.

a

By:

Its:

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